Exhibit 10.1

SHARE TRANSFER FRAMEWORK AGREEMENT

By and among

iPOWER INC.

White Cherry Limited

Anivia Limited

Fly Elephant Limited

Dayou Renzai (Shenzhen) Technology Co., Ltd.

(大有人在 (深圳) 科技有限公司)

Daheshou (Shenzhen) Information Technology Co., Ltd.

(大合手（深圳）信息科技有限公司)

LI Zanyu

(李瓒宇)

And

XIE Jing

(谢靖)

Regarding the transfer of 100% equity interests in

Anivia Limited

Dated as of February 15, 2022

目 录

Contents

第1条 定义和解释规则	4
Article 1 Definitions and Rules of Interpretation	4
第2条 本次交易	10
Article 2 THIS TRANSACTION	10
第3条 交割	12
Article 3 CLOSING	12
第4条 交割先决条件	14
Article 4 CONDITION PRECEDENT TO CLOSING	14
第5条 陈述和保证	17
Article 5 REPRESENTATIONS AND WARRANTIES	17
第6条 过渡期安排	35
Article 6 ARRANGEMENTS FOR INTERIM PERIOD	35
第7条 承诺	38
Article 7 COVENANTS	38
第8条 合同解除	42
Article 8 TERMINATION	42
第9条 违约责任	44
Article 9 LIABILITIES FOR BREACH	44
第10条 不可抗力	46
Article 10 FORCE MAJEURE	46
第11条 保密条款	47
Article 11 CONFIDENTIALITY	47
第12条 通知条款	48
Article 12 NOTICES	48
第13条 争议解决	49
Article 13 DISPUTE RESOLUTION	49
第14条 其他事项	50
Article 14 MISCELLANEOUS	50

股权转让框架协议

SHARE TRANSFER FRAMEWORK AGREEMENT

本《股权转让框架协议》（“本协议”）由以下各方于2022年2月15日（“签署日”）在【香港】签署：

This Share Transfer Framework Agreement (this “Agreement”) is entered into on February 15, 2022 (the “Execution Date”) in Hong Kong by and among:

(1)	iPower Inc.，一家根据内华达法律成立的公司，注册地址为2399 Bateman Avenue, Duarte, CA 91010（“收购方”）；

iPower Inc., a company duly established and validly existing under the Laws of Nevada, with its registered address at 2399 Bateman Avenue, Duarte, CA 91010 (the “Buyer”);

(2)	White Cherry Limited，一家依据英属维尔京群岛法律成立的公司，注册地址为2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands（“出售方”）；

White Cherry Limited, a company duly established and validly existing under the Laws of British Virgin Islands, with its registered address at 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands (the “Seller”);

(3)	Anivia Limited，一家根据英属维尔京群岛法律成立的公司，注册地址为2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands（“目标公司”）；

Anivia Limited, a company duly established and validly existing under the Laws of British Virgin Islands, with its registered address at 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands (the “Target Company”);

(4)	Fly Elephant Limited，一家根据香港法律成立的公司，注册地址为香港皇后大道东183号合和中心54层（“香港公司”）；

Fly Elephant Limited, a company duly established and validly existing under the Laws of Hong Kong, with its registered address at 54/F, Hopewell Centre, 183 Queen’s Road East, Hong Kong (the “HK Company”);

(5)	大有人在（深圳）科技有限公司，一家依据中国法律成立的公司，注册地址为深圳市福田区福保街道石厦社区石厦北二街西新天世纪商务中心A.B座A4209A26（“WFOE”）；

Dayou Renzai (Shenzhen) Technology Co., Ltd., a company duly established and validly existing under the Laws of PRC, with its registered address at A4209A26, Block A.B, Xintian Century Business Center, Shixia North Second Street West, Shixia Community, Fubao Street, Futian District, Shenzhen (the “WFOE”);

(6)	大合手（深圳）信息科技有限公司，一家依据中国法律成立的公司，注册地址为深圳市南山区粤海街道大冲社区华润置地大厦C座3604单元（“大合手”）；

Daheshou (Shenzhen) Information Technology Co., Ltd., a company duly established and validly existing under the Laws of PRC, with its registered address at Unit 3604, Block C, China Resources Land Tower, Dachong Community, Yuehai Street, Nanshan District, Shenzhen (the “Daheshou”);

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(7)	李瓒宇，中国籍自然人，身份证号码为442000199002165453（“出售方”）；

LI Zanyu, a Chinese citizen, with his ID number: 442000199002165453;

(8)	谢靖，中国籍自然人，身份证号码为43078119870329001X（与李瓒宇合称“管理层股东”）；

XIE Jing, a Chinese citizen, with his ID number: 43078119870329001X (together with LI Zanyu, the “Management Shareholders”).

以上各方单独称为“一方”，合称为“各方”。

All parties hereto are referred to herein collectively as the “Parties” and each a “Party”.

鉴 于

WHEREAS

(1)

大合手是一家根据中国法律成立和有效存续的公司，于本协议签署之日，大合手的注册资本为人民币壹佰万元（RMB1,000,000），其股权结构如本协议附录一所示。大合手主要从事电商服务，日用品、宠物用品、家用产品、农业种植用品的出口与销售业务（“主营业务”

Daheshou is a company duly established and validly existing under the PRC Laws. As of the Execution Date of this Agreement, the registered capital of Daheshou is one million yuan (RMB 1,000,000), and its shareholding structure is shown in Exhibits I of this Agreement. Daheshou is mainly engaged in the business of online merchandising services, export and sales of daily necessities, pet supplies, home products and agricultural growing supplies (the “Main Business”).

(2)

目标公司是一家根据英属维尔京群岛法律成立和有效存续的公司，于本协议签署之日，出售方持有目标公司50,000股已发行股份，代表目标公司100%的股权；目标公司通过持有香港公司100%的股权间接全资持有WFOE的100%的股权。

Target Company is a company duly established and validly existing under the Laws of British Virgin Islands. As of the Execution Date of this Agreement, the Seller holds 50,000 issued and outstanding shares of the Target Company, representing 100% of the equity interests in the Target Company; the Target Company indirectly holds 100% of the equity interests in the WFOE through the Target Company’s ownership of 100% of the equity interests in the HK Company.

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(3)

大合手于2021年12月15日与WFOE以及管理层股东进行了一系列协议安排（包括但不限于签署独家购买权协议、独家业务合作协议、股权质押协议、授权委托书及其配套协议或文件，合称“控制协议”）。根据控制协议以及美国通用会计准则的规定，目标公司将通过WFOE取得大合手在业务、财务等方面的有效控制，大合手的经营业绩将被并入目标公司的财务报表。

Daheshou, WFOE and Management Shareholders have executed a series of contractual agreements on December 15, 2021 (including but not limited to the execution of Exclusive Option Agreement, the Exclusive Business Cooperation Agreement, the Equity Interest Pledge Agreement, the Power of Attorney and other ancillary agreements or documents thereto, collectively, the “Control Agreements”). In accordance with the Control Agreements and the US GAAP, the Target Company, through the WFOE, may acquire effective control of business, finance and other aspects of Daheshou and the operating results of Daheshou shall be consolidated into the financial statements of Target Company.

(4)	收购方同意按照本协议约定的条款和条件自出售方处收购目标公司，出售方亦同意向收购方出售目标公司100%的股权以及所有权益。

The Buyer agrees to acquire the Target Company from the Seller and the Seller agrees to sell all rights to and 100% of the equity interests in the Target Company to the Buyer in accordance with the terms and conditions of this Agreement.

有鉴于此，各方经友好协商一致达成如下条款：

IN WITNESS HEREOF, through amicable negotiation, the Parties hereby agree as follows:

第1条 定义和解释规则

Article 1                   Definitions and Rules of Interpretation

1.1 定义

Definitions

除非本协议另有定义或者上下文另有要求，为本协议之目的，本协议中使用的如下词语，应具有本第1.1条为其规定的含义。

Unless otherwise defined herein or indicated by the context, for the purpose of this Agreement, the following terms used in the Agreement shall have the meaning given in this Article 1.1.

“本次交易” “Transaction”	具有本协议第2.1.1条所载的含义。 Shall have the meaning set forth in Article 2.1.

“交割” “Closing”	具有本协议第3.1条所载的含义。 Shall have the meaning set forth in Article 3.1.

“交割日” “Closing Date”	指完成交割之日。 means the date on which the Closing is completed.
“法律” “Laws”

指适用的法律、法规、规章、条例、条令、细则、命令、规定、司法解释、有约束力或指导性的司法判例或其他规范性文件。

means applicable laws, statutes, regulations, ordinances, decrees, provisions, rules, orders, judicial interpretations, binding or guiding judicial precedents and other normative documents.

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“公司注册处” “Registrar of Companies”	指英属维尔京群岛或其他法域负责公司的设立和变更等注册或登记事务的政府部门。 means the Governmental Authorities in the British Virgin Islands or any other jurisdiction in charge of the incorporation and variation registration of companies.

“工作日” “Business Day”	指除星期六、星期日和中国法定节假日之外的其他自然日。 means a natural day other than a Saturday, Sunday or Chinese statutory holidays.

“关联方” “Affiliate”

某个主体的“关联方”，指(i)当该主体不是自然人的情况下，指直接或间接控制该主体，或被该主体控制，或与该主体共同被控制的其他主体；及(ii)当该主体是自然人的情况下，指直接或间接被该主体控制的其他主体，或者该自然人的配偶和直系亲属，或者该等配偶或直系亲属直接或间接控制的其他主体。在本协议中，“控制”是指(A)持有某个主体超过50%的已发行股份、股本、股权、注册资本或权益；(B)通过拥有某个主体超过50%表决权或者通过拥有某个主体超过50%表决权的表决代理，或通过有权委派某个主体的董事会或类似的管理机构的多数成员，或通过合同安排或其他方式，能够决定某个主体的管理或政策的权力；或(C)委派某个主体的法定代表人的权力。为免疑义，除非本协议另有明确说明，本协议所提及的出售方或任何集团公司的关联方不包括任何收购方或其关联方，本协议所提及的任何收购方的关联方不包括(i)任何集团公司，以及(ii)出售方或其控制的实体 。

An “Affiliate” of a Person means (i) with respect to any Person other than a natural Person, means any entity that directly or indirectly, controls, is controlled by or is under common control with such Person; and (ii) for a natural Person, means any entity directly or indirectly controlled by such Person, his or her spouse and immediate family members, or any entity directly or undirectedly controlled by the foregoing. The aforementioned “controls”, “control” or “controlled” shall mean (A) the possession of more than 50% of the issued shares, share capital, equity, registered capital or interest of a Person; (B) the power to direct the management or policies of a Person by the ownership of more than 50% of its voting rights or by voting proxy in the ownership of more than 50% of its voting rights or by the power to appoint a majority of the members of the board of directors or similar governing body of a Person or through contractual arrangements or otherwise; and (C) the power to appoint the legal representative of a Person. For the avoidance of doubt, unless otherwise explicitly stated hereunder, references to Affiliates of the Seller or any Group Companies in this Agreement shall exclude the Buyer or its Affiliates and references to Affiliates of Buyer in this Agreement shall exclude (i) any Group Company and (ii) the Seller or its controlled entities.

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“收购方股份” “Buyer Shares”	具有本协议第2.3条所载的含义。 Shall have the meaning set forth in Article 2.3.
“集团公司” “Group Companies”	指目标公司、香港公司、WFOE和大合手及前述主体不时直接或间接控制的其他实体。 means the Target Company, HK Company, WFOE, Daheshou and other entities directly or indirectly controlled by such entities from time to time.

“保证方” “Warrantor” or “Warrantors”	指集团公司、出售方与管理层股东的单称或合称。 means the Group Companies, Seller and Management Shareholders, both individually and collectively.

“交易文件” “Transaction Documents”

指本协议以及为完成本次交易而签署或与本次交易相关的各类协议、契据或法律文件，包括但不限于目标公司股份转让文件（如Instrument of Transfer等类似文件）以及任何集团公司因本次交易而修订的章程等。

means this Agreement and other agreements, deeds or legal instruments executed for or related to this Transaction, including but not limited to the Target Company’s share transfer documents (such as the Instrument of Transfer and other similar documents) and the Memorandum and Articles of Association amended by any Group Companies due to this Transaction.

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“权利负担” “Encumbrance”

指在特定财产上设定的任何担保权益、质押、抵押、留置（包括但不限于撤销权和代位权）、租赁、许可、债务负担、优先安排、请求权、权利限制、主张、索赔、冻结、查封、拍卖、强制执行、转让或者购买承诺、限制性承诺、条件或任何种类的限制，包括但不限于对使用、表决、转让、收益或对其他行使所有权的任何权益的任何限制。 means any security interest, pledge, mortgage, lien (including but not limited to right of rescission and right of subrogation), lease, license, debt, preferential arrangement, claim, restriction, argument, demand, freezing, sequestration, auction, enforcement, transfer or purchase commitment, restrictive covenant, condition or restriction of any kind (including but not limited to any restriction on the use, voting, transfer, proceeds or any other interest in the exercise of ownership) in respect of particular asset.

“税金” “Taxes”

指任何全国性的或地方性的所得税（包括但不限于个人所得税、企业所得税）、利得税、消费税、营业税、增值税、关税、印花税、物业税、薪俸税，或与社会保险相关费用，或行政性收费，或其他种类或性质的税款或支付义务。 means any national or municipal income tax (including but not limited to individual income tax and enterprise income tax), profits tax, consumption tax, business tax, value-added tax, customs duties, stamp duty, property tax, salary tax, social security fees or administrative charge or other kind or nature of tax or payment obligations.

“香港” “Hong Kong”

指中国香港特别行政区。 means the Hong Kong Special Administrative Region of the People’s Republic of China.

“美元”“USD” “Dollars”, “$” or “USD”

指美国的法定货币。 means the legal currency of USA.

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“政府部门” “Governmental Authorities”

指任何司法区域的全国的、联邦的、省级的、州的或地方的行政、司法、立法机构以及其它得到授权行使行政、司法或立法职权的主体。

means national, federal, provincial, state or local executive, judicial, legislative, or other body empowered to exercise executive, judicial, or legislative authority in any jurisdiction.

“知识产权” “Intellectual Property”

指产生于或关于下述各项的在世界范围内的所有权利，无论其是基于中国法律还是其他外国法域法律而被保护、创造或产生的：(i)发明，无论是否可以授予专利权、是否实际使用或是否申请专利；(ii)专利、专利申请、发明登记或其任何改进；(iii)商标、服务标记、商业外观、图标、商号、企业名称或商誉，无论是否登记；(iv)版权或著作权、著作权登记或著作权登记申请；(v)软件；(vi)商业秘密、商业信息（无论是否保密）、专有技术或非专利技术；(vii)工业设计，无论是否登记；(viii)数据库和数据；(ix)域名；(x)上述任何一项的任何形式的载体；(xi)任何取得或申请专利权或注册商标权、著作权和域名的权利；(xii)就上述任何一项的侵权或滥用主张损害赔偿、费用或律师费的权利。

means all rights worldwide arising out of or in connection with the following, whether protected, created or arising under the PRC Laws or the Laws of other foreign jurisdictions: (i) inventions, whether patentable, actually used or patented; (ii) patents, patent applications, invention registrations or any improvement thereof; (iii) trademarks, service marks, trade dress, icons, trade names, business names or goodwill, whether registered or not; (iv) copyrights, copyright registrations or applications for copyright registration; (v) software; (vi) trade secrets, business information (whether confidential or not), know-how or non-patented technology; (vii) industrial design, whether registered or not; (viii) databases and data; (ix) domain names; (x) any form of media of the above; (xi) any right to obtain or apply for patent rights or registered trademark rights, copyrights and domain names; (xii) the right to claim damages, costs or attorneys’ fees for infringement or abuse of any of the above.

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“重大不利影响” “Material Adverse Effect”

指下述涉及集团公司主营业务或集团公司的任何情况、变更或影响：该情况、变更或影响(i)对集团公司的存续、业务、资产、知识产权、负债（包括但不限于或有责任）、财务状况、经营业绩、经营前景或财务状况造成、或有充分证据显示可能造成严重不利影响，导致集团公司及/或集团公司资产损失超过任一财务年度净资产绝对值的10%；或(ii)对集团公司经营目前业务的资质、牌照或能力产生、或有充分证据显示可能产生严重不利影响；或(iii)妨碍除收购方外的其他各方履行本协议义务、影响本协议的有效性、合法性及阻碍履行可能性的情形；或(iv)可能对收购方在本协议项下的权利的行使构成实质性障碍。

means any of the following circumstances, changes or effect involving the Group Companies or their Main Business: such circumstances, changes or effect (i) cause, or based on sufficient evidence, may cause serious adverse effects on the existence, business, assets, Intellectual Property rights, liabilities (including but not limited to contingent liabilities), financial condition, operating performance, business prospects or financial condition of the Group Companies, resulting in the loss of the Group Companies and / or their assets exceeding 10% of the absolute net assets in any financial year; (ii) cause, or based on sufficient evidence, may cause serious adverse effects on the qualification, license or ability of the Group Companies to operate the current business; (iii) prevent other Parties other than the Buyer from performing their obligations under this Agreement, affect the validity and legality of this Agreement or hinder the possibility of performance; or (iv) may constitute material obstacles for the exercise of the Buyer’s rights under this Agreement.

“中国” “PRC” or “China”	指中华人民共和国，仅为本协议之目的，不包括香港、澳门和台湾。 means the People’s Republic of China, which, for the purposes of this Agreement, shall exclude Hong Kong, Macau and Taiwan.

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“人民币”或“RMB” “Renminbi” or “RMB”	指中国的法定货币。 means the legal currency of PRC.

“主体” “Person”

指任何个人、合伙、有限责任公司、股份有限公司、企业、协会、信托、合作组织、非公司组织或其他合法实体。

means any individual, partnership, limited liability company, company limited by shares, enterprise, association, trust, cooperative organization, non-corporate organization or other legal entity.

“外管局” “SAFE”	指国家外汇管理局。 means State Administration of Foreign Exchange on Foreign Exchange Administration of the PRC.

“美国证券法” “U.S. Securities Laws”

指美国《1933年证券法》及其修订、《1934年证券交易法》及其修订以及美国多个州的各类证券法和“蓝天法案”的合称。

means the collective reference to the federal Securities Act of 1933, as amended, the federal Securities and Exchange Act of 1934, as amended and the various securities or “blue sky” laws of the several states of the United States.

1.2	解释规则

Rules of Interpretation

1.2.1	本协议中使用的“协议中”、“协议内”、“协议下”等语句及类似引用语，其所指应为本协议的全部而并非本协议的任何特定条款。

The terms “herein”, “hereof”, “hereunder” and similar references used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.2.2

提及本协议时包括不时以任何方式修改的、变更的、补充的、替代的和/或重述的本协议和其附件和附录。本协议的附件和附录为本协议的一个组成部分。除非本协议上下文另有规定，对章节、段落、条款和附件或附录的提及应作为对本协议该等部分的提及。如果本协议附件或附录与本协议附件或附录外的其他部分有任何冲突，本协议的其他部分应优先适用。

References to this Agreement shall include this Agreement and its Schedules and Exhibits as may be amended, varied, supplemented, replaced and/or restated from time to time. The Schedules and Exhibits to this Agreement are an integral part of this Agreement. Unless the context otherwise requires, references to sections, paragraphs, articles and Schedules or Exhibits are references to such parts of this Agreement. In the event of any conflict between a Schedule or Exhibit to this Agreement and the other parts of this Agreement, the other parts of this Agreement shall prevail.

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1.2.3	本协议中所称的“不低于”、“不少于”、“不超过”或“不高于”或类似表述包括本数；所称的“不足”、“以外”、“低于”或“超过”或类似表述不包括本数。

Under this Agreement, the terms “no less than”, “no lower than”, “no more than”, “no higher than” or similar expressions shall include the number concerned; and the terms “less than”, “lower than”, “more than”, “higher than” or similar expressions do not include the number concerned.

第2条 本次交易

Article 2                   THIS TRANSACTION

2.1	目标股权转让

Transfer of Target Shares

2.1.1

根据本协议的约定，在本协议第4条约定的交割先决条件均得到满足或被收购方豁免的前提下，收购方将购买出售方持有的目标公司50,000股已发行股份（对应目标公司100%的股权，“目标股权”）以及目标股权附带的各项权利、权益以及出资（“本次交易”）。本次交易完成后，目标公司将成为收购方的全资子公司，收购方将通过持有目标股权及目标公司控制其他所有集团公司（包括目标公司的各级直接或间接子公司，以及通过控制协议所控制的大合手）。

In accordance with this Agreement and subject to the satisfaction or waiver by the Buyer of all the Conditions Precedent to Closing set forth in Article 4 hereunder, the Buyer will purchase 50,000 outstanding shares of the Target Company, (representing 100% of the equity interests of the Target Company, the “Target Shares”) from the Seller together with all rights, interests and capital contributions accompanied with the Target Shares (this “Transaction”). Upon the consummation of this Transaction, the Target Company will become a wholly-owned subsidiary of Buyer, and Buyer will control, through its ownership of the Target Shares and the Target Company, all other Group Companies including the Target Company’s direct and indirect subsidiaries at various levels and Daheshou (controlled through the Control Agreements).

2.1.2	保证方共同并连带地陈述、保证、承诺并确认，出售方向收购方转让的目标股权上不存在任何权利负担。

The Warrantors jointly and severally represent, warrant, covenant and confirm that the Target Shares to be transferred by the Seller to the Buyer is free from any Encumbrance.

2.2	交易价款

Transaction Price

作为本次交易中收购方收购目标股权的全部及公允的对价，收购方应向出售方支付等额于USD12,000,000（“交易总对价”）。

As the total and fair consideration for the Buyer’s acquisition of the Target Shares under this Transaction, the Buyer shall pay the Seller an amount equivalent to Twelve Million Dollars (USD12,000,000) (the “Total Transaction Consideration”).

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2.3	交易价款的支付

Payment of Transaction Price

除收购方另行书面同意外，收购方向出售方支付的交易总对价将按照以下方式进行支付：

Unless otherwise agreed in writing by the Buyer, the Total Transaction Consideration payable by the Buyer to the Seller shall be paid by the following manners:

（1）    现金支付。交易总对价中的壹佰伍拾万美元（USD $1,500,000）以现金方式由收购方支付到出售方指定的银行账户；

Payment in Cash. One Million Five Hundred Thousand Dollars (USD $1,500,000) of the Total Transaction Consideration shall be paid in cash by the Buyer to the bank account designated by the Seller;

（2）    现金与期票支付。基于收购方的单方判断，交易总对价中不超过49%的部分将由收购方通过现金和期票的方式进行组合支付，其中期票项下的本金金额应为叁佰伍拾万美元（USD $3,500,000），且该等款项在现金和期票之间的分配应由收购方单方决定。为免疑义，期票的格式与内容应与本协议附件一保持一致（包括但不限于基于未偿还本金的6%/年的单利、不少于2年的偿还期限、每6个月一次的清偿安排以及无罚息或溢价的提请还款权利）；

Combination of Cash and Promissory Note. At the sole discretion of the Buyer, up to 49% of the Total Transaction Consideration may be paid by the Buyer through a combination of cash and a promissory note. The promissory note shall be in a principal amount of USD Three Million Five Hundred Thousand Dollars ($3,500,000). The allocation of such payment as between cash and the promissory note shall be determined solely by the Buyer. For the avoidance of doubt, the promissory note shall be in the form and content as set forth in Schedule I hereto (including but not limited to the 6% annual simple interest rate on outstanding principal, the maturity of no less than 2 years, the repayment of outstanding principal and accrued interest every six months and the right to make early repayments without penalties or premium);

（3）    收购方股份。根据执行日在纳斯达克资本市场上市的收购方普通股每股收盘价2.27 美元，交易总对价的剩余部分USD7,000,000将由收购方按照收购方向出售方定向增发3,083,700股收购方普通股的形式进行支付（“收购方股份”）。定向增发数额按照以下公式进行计算：

定向增发股份数额=

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Buyer Shares. Based on the closing price per share of Buyer’s Ordinary Shares as listed on the Nasdaq Capital Market on the Execution Date of USD$2.27, the USD Seven Million Dollars (USD$7,000,000)，the balance of the Total Transaction Consideration shall be paid by issuing 3,083,700 Buyer’s Ordinary Shares to the Seller (the “Buyer Shares”). The amount of issued Buyer Shares shall be calculated based on the following formula:

第3条 交割

Article 3                   CLOSING

3.1

在遵守本协议各项条款和条件的前提下，本次交易应于本协议第4.1条所述的交割先决条件满足或经收购方以书面形式豁免之日完成交割（“交割”）。收购方自交割日起取得目标股权的全部权利、权益及出资，包括但不限于目标股权的所有权和任何与之相关的或源于该所有权的权利和利益。

Subject to the terms and conditions of this Agreement, the closing of this Transaction (the “Closing”) shall take place on the date of satisfaction or written waiver by the Buyer of the Conditions Precedent to Closing set forth in Article 4.1 hereof. Upon the Closing Date, the Buyer acquires all rights, interests and capital contributions to the Target Shares, including but not limited to the ownership of the Target Shares and any rights or interests in connection therewith or deriving from such ownership.

3.2	收购方应当：

The Buyer shall:

(1)	于交割日后三十（30）个工作日内根据第2.3条（1）与（2）项的规定向出售方支付现金和/或出具期票；

Pay in cash and/or issue promissory note to the Seller in accordance with Article 2.3 (1) and (2) within thirty (30) Business Days after the Closing Date;

(2)	如前述现金和/或期票不足以支付全部交易总对价的，收购方应在适用法律、上市监管要求以及交易所规则许可的范围内根据第2.3条（3）项的规定向出售方发行对应数额的收购方股份。在完成收购方股份发行后，收购方应将出售方获得的收购方股份登记在出售方名下，并提交一份显示出售方已适当持有相应数量的收购方股份的股份证书。在出售方根据本协议取得代表收购方股份权益的股份证书后180日（“禁售期”）内，出售方和/或其关联方不得出售、转让、抵押、出让或以其他方式处置收购方股份。禁售期届满后，出售方有权根据本协议出售、转让或以其他方式处置收购方股份，但须遵守适用法律以及证券交易规则（包括但不限于内幕交易相关的法规和规则）。

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In the event that such cash and/or promissory notes do not fully cover the Total Transaction Consideration, the Buyer shall, to the extent permitted by applicable Laws, regulatory requirements for listing and rules of the relevant stock exchange, issue the corresponding number of Buyer Shares to the Seller in accordance with Article 2.3 (3). After completion of the issuance of the Buyer Shares, the Buyer shall cooperate to register the Buyer Shares acquired by the Seller under the name of the Seller and deliver a share certificate to the Seller, showing that the relevant number of Buyer Shares has been properly held by the Seller. Neither the Seller nor any Affiliate of the Seller shall sell, transfer, hypothecate, assign or otherwise dispose of the Buyer Shares until 180 days after the Seller receives the share certificate representing the Buyer Shares pursuant to this Agreement (the “Lock-Up Period”). After the expiration of the Lock-Up Period, the Seller shall be entitled to sell, transfer or otherwise dispose of the Buyer Shares pursuant to this Agreement, subject to applicable Laws and stock exchange rules (including but not limited to regulations and rules related to insider trading).

3.3	出售方应，且应促使集团公司于交割日或之前向收购方提交以下文件：

The Seller shall, and shall procure the Group Companies to deliver the following documents to the Buyer on or prior to the Closing Date:

(1)	经各方（除收购方外）适当签署并生效的所有交易文件，包括但不限于本协议、目标公司经修订和重述的章程（Memorandum and Articles of Association）及其他附属文件；

All Transaction Documents duly executed and validated by the Parties (other than the Buyer), including but not limited to this Agreement, the Amended and Restated Memorandum and Articles of Association of the Target Company and other ancillary documents;

(2)	集团公司的权力机构就批准本次交易作出的格式和内容令收购方满意的书面决议或决定；

The written resolutions or decisions made by the organs of authority of the Group Companies approving this Transaction in the form and content satisfactory to Buyer;

(3)	目标公司出具的将收购方登记为唯一股东的股东名册（Register of Member），该股东名册应为目标公司的注册代理核证为真实和准确的副本；

A copy of the Register of Member issued by the Target Company, certified by the registered agent of the Target Company as the true and accurate copy of the original, demonstrating that the Buyer is the sole shareholder of the Target Company;

(4)	经收购方认可的目标公司和/或其他集团公司（如收购方要求）更新后的董事名册（Register of Directors），该董事名册应为目标公司和/或其他集团公司的注册代理核证为真实和准确的副本；

A copy of the updated Register of Directors of the Target Company and/or other Group Companies (if required by the Buyer) to the satisfaction of the Buyer, certified by the registered agent of the Target Company and/or other Group Companies as the true and accurate copies of the originals.

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(5) 目标公司出具的经正式签署并加盖钢印的证明目标股权权益的股份证书（Share Certificate), 显示收购方作为登记持有人及受益所有人已持有全部目标股权；该股份证书应为目标公司的注册代理核证为真实和准确的副本，股份证书的原件应于交割日后十（10）个工作日内交付给收购方；

A copy of the share certificate evidencing the Target Shares duly executed and sealed by the Target Company, certified by the registered agent of the Target Company as the true and accurate copy of the original, demonstrating that the Buyer is the record and beneficial owner of all of the Target Shares and holds all of the Target Shares, with the original share certificate delivered to the Buyer within ten (10) Business Days after the Closing Date.

(6)	为完成交割而应由出售方和/或集团公司准备及提供的其他文件（包括但不限于股权购买契据（Instrument of Transfer））。

Other documents required to be prepared and provided by the Seller and/or the Group Companies for the completion of the Closing (including but not limited to the Instrument of Transfer).

3.4	自本协议签署日起至交割日，各方应尽最大努力促使本次交易按照本协议的条款和条件完成交割。

From the Execution Date to the Closing Date, the Parties shall use best effort to procure the Closing of this Transaction in accordance with the terms and conditions of this Agreement.

第4条 交割先决条件

Article 4                   CONDITION PRECEDENT TO CLOSING

4.1	交割先决条件

Condition Precedent to Closing

收购方按照本协议第3.1条的规定完成交割应当以下列条件（“交割先决条件”）全部满足或被收购方自行决定事先书面豁免为前提：

The consummation of the Closing by the Buyer in accordance with Article 3.1 hereof shall be conditional upon the satisfaction, or prior written waiver by the Buyer at its sole discretion, of all of the following conditions (the “Condition Precedent to Closing”):

(1)	保证方已经签署并向收购方交付了所有交易文件。

The Warrantors have duly executed and delivered to the Buyer, all the Transaction Documents.

(2)	收购方已经收到本协议第3.3条所述的为收购方所合理满意的全部交割文件。

The Buyer has received all of the closing deliveries as set forth in Article 3.3 hereof reasonably satisfactory to the Buyer.

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(3)	不存在任何已生效的法律、上市监管要求、交易所规则或任何协议、合同或法律文件禁止或者限制交割的完成。

The consummation of the Closing is not prohibited or restricted by any Laws in effect, regulatory requirements for listed companies, rules of any stock exchange or any agreements, contracts or legal instruments.

(4)

不存在任何会对交割或对本次交易合法性，或对集团公司的资产、财务、经营或处境产生重大不利影响的任何情形，包括但不限于任何诉讼、仲裁、行政处罚或涉及的相关方所知的调查或其他争议程序，并且没有证据表明会发生可能造成重大不利影响的该等事件。

No circumstances occurred, including but not limited to any litigation, arbitration, administrative penalty or investigation or other proceedings to the knowledge of the relevant Parties, which would have Material Adverse Effect on the Closing or the legality of this Transaction or the assets, finance, operation or condition of the Group Companies, and there is no evidence to indicate that any such events may occur which could have Material Adverse Effect.

(5)	本协议第5.1条项下所作出的陈述与保证在本协议签署日（包括本协议签署日）至交割日（包括交割日）均保持真实、准确、完整且不具误导性。

The representations and warranties contained in Article 5.1 hereof are true, accurate, complete and not misleading when made on and as of the Execution Date (inclusive) and are true, accurate, complete and not misleading on and as of the Closing Date (inclusive) with the same force and effect as if they were made on and as of such date.

(6)

保证方已经按照法律规定为签署交易文件和完成本次交易取得了交割前所必须的所有政府部门、上市监管机关或证券交易所的审批、登记和备案手续（如需）并获得第三方的同意或豁免（如需）。

The Warrantors have, prior to the Closing and in accordance with the applicable Laws, obtained or fulfilled any and all approvals, registrations or filings (if applicable) from any Governmental Authorities, regulatory bodies for listing or stock exchange, and the consents and waivers from any third parties (if applicable) necessary in respect of the execution of the Transaction Documents and consummation of the Transaction contemplated hereunder.

(7)	本协议各方（除收购方外）均已经在所有重大方面履行或遵守了其在本协议项下应当于交割日当天或之前予以履行或遵守的承诺、义务和约定。

The Parties hereto (other than the Buyer) have duly performed or complied in all material respects with the covenants, obligations and undertakings under this Agreement required to be performed or complied with on or prior to the Closing Date.

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(8)	收购方已经取得其董事会、股东会、投资委员会或类似投资决策机关关于其进行本次交易的审批、登记和批准并完成相关公告、披露手续（如需）。

The Buyer has obtained the approval, registration and permits from its board of directors, shareholders’ meeting, investment committee or other bodies of similar nature in connection with this Transaction and has completed the relevant announcement and disclosure procedures (if applicable).

(9)

收购方对集团公司的法律、业务和财务等方面的尽职调查已经完成，并且尽职调查结果令收购方合理满意，尽职调查中发现的问题已经按照收购方要求适当解决或者确定了经收购方认可的解决方案。

The Buyer has completed the legal, financial and business due diligence on the Group Companies to the satisfaction of the Buyer and the issues discovered under the due diligence have been properly settled in accordance with the requirements of the Buyer or a solution acceptable to the Buyer has been determined.

(10)	管理层股东以及集团公司的全部核心员工已经与集团公司签署格式及内容令收购方满意的劳动合同（包含保密、知识产权保护及竞业限制义务）。

The Management Shareholders and all Key Employees of the Group Companies have entered into employment contracts (containing the obligations of confidentiality, protection of Intellectual Properties and non-competition) in the form and content satisfactory to the Buyer.

(11)	保证方已向收购方签署出具一份格式和内容令收购方满意的《交割证明》，确认本协议第4.1条项下的所有交割先决条件已经满足。

The Warrantors have executed and delivered to the Buyer a closing certificate stating that all Condition Precedents to Closing specified in Article 4.1 of this Agreement have been satisfied.

如果收购方基于各保证人的承诺而书面豁免了任何交割先决条件，该等承诺事项应作为各保证人于交割后须及时履行的义务，由各保证人在收购方指定的时间期限内履行该等承诺事项。

If the Buyer waives in writing any Condition Precedent to Closing in reliance upon the covenants of the Warrantors, such covenants shall be promptly performed by the Warrantors after the Closing within the time period designated by the Buyer.

4.2	交割先决条件未满足

Non-satisfaction of the Condition Precedent to Closing

除收购方外的其他各方应确保所有交割先决条件尽快得到满足，且在任何情况下不迟于本协议签署后90工作日内（“交割截止日”）。如有任何交割先决条件未能在交割截止日之前得到满足或被收购方书面豁免（视情形而定），则收购方有权单方面解除本协议或延展交割截止日至收购方同意的日期。

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The Parties (other than the Buyer) shall ensure that all Condition Precedents to Closing be satisfied as soon as possible but in no event later than 90 Business Days upon the execution of this Agreement (the “Long Stop Date”). If any of the Condition Precedents to Closing are not satisfied or waived by the Buyer in writing (as the case may be) prior to the Long Stop Date, the Buyer shall be entitled to either terminate this Agreement or extend the Long Stop Date to a date agreed to by the Buyer.

第5条 陈述和保证

Article 5                   REPRESENTATIONS AND WARRANTIES

5.1	保证方的陈述和保证

Representations and Warranties of the Warrantors

自本协议签署日（包括本协议签署日）至交割日（除非某一特定陈述和保证明确仅针对特定时点作出），保证方分别且连带地向收购方做出如下陈述和保证，并确认收购方对本协议及其他交易文件的签署和履行依赖于该等陈述与保证在所有方面的真实、准确和完整，如果违反了任何一项陈述与保证，各保证方应对因此给收购方导致的任何直接或间接的损失承担连带赔偿责任。

From the Execution Date (inclusive) to the Closing Date (unless a particular representation or warranty is expressly made with respect to a specific date), the Warrantors jointly and severally represent and warrant to the Buyer and confirm that the Buyer has entered into and performed this Agreement and other Transaction Documents in reliance upon such representations and warranties being true, accurate and complete in all respects. In the event of any breach of any of the representations and warranties, the Warrantors shall bear joint and several liability for any direct or indirect losses suffered by the Buyer as a result thereof.

5.1.1	出售方以及各集团公司均系根据其设立地法律合法设立和有效存续的公司，且各集团公司的注册资本或已发行股份已经按照其各自公司章程的规定全额缴纳及支付。

Each of the Seller and the Group Company is a company duly incorporated and validly existing under the Laws of the jurisdiction of its incorporation, and the registered capital or issued shares of the Group Companies have been fully paid and contributed in accordance with the respective Memorandum and Articles of Association.

5.1.2	于本协议签署日，集团公司（不包括大合手）的股权结构与本协议附录二第一部分描述一致；于交割日，集团公司（不包括大合手）的股权结构与本协议附录二第二部分描述一致。

As of the Execution Date of this Agreement, the shareholding structures of the Group Companies (other than Daheshou) are consistent with the descriptions in Part (1) of Exhibit 2 hereto; as of the Closing Date, the shareholding structures of the Group Companies (other than Daheshou) are consistent with the descriptions in Part (2) of Exhibit 2 hereto.

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5.1.3	各保证方根据适用的法律具备民事权利能力和民事行为能力签署本协议以及其作为一方的其他交易文件和履行交易文件下的义务。

Each Warrantor has full capacity for civil rights and civil conducts in accordance with applicable Laws to enter into this Agreement and other Transaction Documents to which it is a party, and perform its obligations thereunder.

5.1.4

各保证方已于交割日前有效签署本协议以及其作为一方的其他应于相关交割日前签署的交易文件。各保证方已经就其签署、交付和履行上述文件及履行其项下的权利和义务取得所需的一切的授权、许可和批准（包括但不限于公司内部授权）。各保证方能够合法订立本协议、其作为一方的其他交易文件及履行其在交易文件项下的义务。各保证方在本协议及其他交易文件项下的义务及责任合法、有效且可被强制执行。

Each Warrantor has validly executed this Agreement and other Transaction Documents to which it is a Party that are required to be executed prior to the Closing Date. Each Warrantor has obtained all authorizations, permits and approvals (including but not limited to internal corporate authorizations) necessary for its execution, delivery and performance of the foregoing and its performance of rights and obligations hereunder and thereunder. Each Warrantor is capable to enter into this Agreement and other Transaction Documents to which it is a Party, and perform its obligations hereunder and thereunder. The obligations and liabilities of each Warrantor under this Agreement and other Transaction Documents to which it is a Party are legitimate, valid and enforceable.

5.1.5	各保证方签署、交付和履行本协议、其作为一方的其他交易文件及交易文件项下的权利义务，不会违反对其适用的法律；不会违反保证方的章程或其他组织文件；不会违反对其有约束力或适用的法院判决、裁定、仲裁庭裁决、行政决定、命令；不会违反保证方为签约一方的任何文件、合同或协议，或对其或其资产具有约束力的任何文件、合同或协议；不会导致违反任何保证方取得和维持相应业务资质（定义见下文）的任何条件；不会导致向保证方所获得的任何业务资质被终止、被撤销或附加条件。

The execution, delivery and performance by each Warrantor of this Agreement and other Transaction Documents to which it is a Party and their respective rights and obligations thereunder will not violate the applicable Laws or the Memorandum and Articles of Association or other constitutional documents of the Warrantors or any judgments, rulings, arbitration awards, administrative decisions or orders binding upon or applicable to it or any documents, contracts or agreements to which it is a Party, or binding upon it or its assets, or result in any violation of any condition for obtaining and maintenance of relevant Business Qualifications (as defined below) by any of the Warrantors, or result in the termination, cancellation or imposition of additional conditions on any Business Qualification obtained by it.

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5.1.6	集团公司根据适用的法律拥有从事其主营业务所需要的全部政府部门和第三方许可、资质、批复、证书、批准、执照、备案和登记（包括但不限于对外贸易经营者备案登记、第二类医疗器械经营备案等，合称“业务资质”）。该等业务资质都具有完全的效力和约束力，合格通过了就该等业务资质所要求进行的年检、更新、续期、年审等各种程序，不存在任何可能导致该等业务资质被撤销、被吊销、被限制、无法续期或失效的情形。集团公司一直遵守该等业务资质的规定，没有在任何方面存在违反该业务资质的事项，从未收到任何政府部门的书面或口头通知，告知其违反了任何该等业务资质项下的任何规定。集团公司从未从事任何无适当业务资质的经营活动。

The Group Companies have obtained all permits, qualifications, official consent, certificates, approvals, licenses, filings and registrations (including but not limited to the Record Filing and Registration of Foreign Trade Business Operators and Filing of Operation of Category II Medical Devices, collectively, the “Business Qualifications”) from Governmental Authorities and any third party necessary for the operation of the Main Business in accordance with applicable Laws. Such Business Qualifications are fully valid and binding and have duly passed the required annual inspection, renewal, annual review and other procedures with respect to such Business Qualifications without any circumstances which may cause such Business Qualifications to be cancelled, revoked, restricted, non-renewal or invalid have occurred. The Group Companies have been in compliance with the rules regarding such Business Qualifications and have not breached any rules regarding such Business Qualifications in any respect, and have not received any written or oral notice from any Governmental Authorities that it has breached any rules regarding such Business Qualifications. The Group Companies have never engaged in any business activity without obtaining the appropriate Business Qualifications.

5.1.7	除控制协议所涉及的股权质押之外，集团公司的股权之上未设定任何抵押、质押或其他权利负担。于交割前，集团公司各自的股东对其持有的相应股权具有完全和排他的所有权和处分权，不存在任何权利负担、委托持股、信托持股或其他类似安排。在集团公司的任何股权和股份上不存在任何优先认购权、可转换证券、股权激励、股权奖励或其他未行使的权利、增发股权承诺，从而使各自股东承担或可能承担出售或增加相关公司的任何注册资本或股本的义务。集团公司的股权不存在任何现有或潜在的法律纠纷或争议。集团公司的现有股东之间或其与第三方并无签订或达成任何关于集团公司股权或股东权利的法律文件。

Except for the equity pledge under the Control Agreements, there is no mortgage, pledge or other Encumbrance over the shares of the Group Companies. Prior to the Closing, the respective shareholders of the Group Companies have complete and exclusive ownership of, and right to dispose of their shares, and there is no Encumbrance, shareholding entrustment, trust or other similar arrangement on their shares. There are no pre-emptive rights, convertible securities, equity incentives, equity awards or other outstanding rights or commitments to issue shares over any shares of the Group Companies, whereby the respective shareholders are or may be obligated to sell or increase any registered capital or equity shares of the relevant Group Company. The shares of the Group Companies are not subject to any existing or potential legal controversies or disputes. The existing shareholders of Group Companies have not entered into or concluded any legal instruments with each other or with any third party in respect of the equity shares or shareholder rights of any Group Company.

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5.1.8	集团公司不是任何合伙企业的成员（亦未通过任何合伙企业从事业务的任何部分），集团公司亦未参与任何合资企业或类似安排，或在任何对外投资中承担无限责任。集团公司未在任何公司、企业、合伙企业、合资企业或其他实体中拥有任何直接或间接股权或其他投资权益、或者购买任何股权或其他权益的任何权利，包括登记在册的股权或实益拥有的权益。目标公司无分支机构，且除香港公司、WFOE和大合手外，目标公司没有直接或间接地拥有任何实体（指任何企业、商行、公司、有限责任公司、合伙组织、信托、团体、合营企业、组织、政府机关或其他任何种类的实体）的股份、股权或者其他权益，或者有任何其他投资或投资承诺。除大合手外，管理层股东没有直接或间接地拥有任何与大合手存在同业竞争的实体（指任何企业、商行、公司、有限责任公司、合伙组织、信托、团体、合营企业、组织、政府机关或其他任何种类的实体）的股份、股权或者其他权益，或者有任何其他投资或投资承诺。

The Group Companies are not members of any partnership (or engage in any part of the business through any partnership), nor are the Group Companies engage in any joint venture or similar arrangement or commit to unlimited liability in any outbound investment. The Group Companies do not directly or indirectly own any shares or other investment interests or any rights to acquire any shares or other investment interests, either the registered equity interests or beneficially-owned interests, in any companies, corporations, partnerships, joint ventures or other entities. The Target Company has no branches and except for the HK Company, the WFOE and Daheshou, the Target Company does not directly or indirectly hold shares or other interests in any entities (including any enterprises, firms, corporations, limited liability companies, partnerships, trusts, associations, joint ventures, organizations, governmental departments or any other kind of entities) or conduct any other investments or investment commitments in the foregoing. Except for Daheshou, the Management Shareholders do not directly or indirectly hold any shares, equity interests or other rights and interests in any other entities (including any enterprises, firms, corporations, limited liability companies, partnerships, trusts, associations, joint ventures, organizations, governmental departments or any other kind of entities) that competes with Daheshou or conduct any other investments or investment commitments in the foregoing.

5.19 集团公司的账簿齐全、记录完备。出售方和集团公司已经向收购方提供大合手截至【2021】年【12】月【31】日（“财务报表截止日”）的未经审计的财务报表（“财务报表”），财务报表采用中国通用会计准则来编制，包含大合手所有相关和实质的财务信息。财务报表在其各自的日期所披露的大合手的财务信息在各方面均是真实、准确和完整的，不存在任何虚假成分或误导性陈述，并且符合中国通用会计准则。大合手没有任何对其财务状况有重大影响的未记录在案的资金、资产或负债或任何账外费用或支出，并且所有股东出资和公积金的累积和/或使用都在该财务报表中得到了完全和适当的反映。财务报表中所包含的资产负债表（“负债表”）包括了对截至财务报表截止日止的大合手所有已经发生和合理预见将要发生的贷款、债务、负债、担保和其他或有债务的完整且准确的描述。负债表已按照中国通用会计准则编制并反映了大合手的真实债务情况。大合手不存在任何依据中国通用会计准则应反映于负债表但尚未反映的或有负债，未担任各出售方或任何其他第三方的任何债务或责任的担保人、赔偿人、保证人或其它义务人。从财务报表截止日至交割日，大合手均不存在任何贷款、债务、负债、担保或其他或有债务。保证方无 任何理由认为收购方审计师在交割日之后根据美国通用会计准则将无法对财务报表进行审计。

The accounting books and records of the Group Companies are complete. The Seller and the Group Companies have provided the Buyer with the unaudited financial statements as of [31 December 2021] (the “Cut-off Date”) (the “Financial Statements”). The Financial Statements have been prepared in accordance with the PRC Generally Accepted Accounting Principles (the “PRC GAAP”) and contain all relevant and material financial information of Daheshou. The financial information of Daheshou disclosed in the Financial Statements as of their respective dates is true, accurate and complete in all respects, does not contain any false or misleading statements, and is in conformity with the PRC GAAP. Daheshou does not have any unrecorded funds, assets or liabilities or any off-balance-sheet costs or expenses which have a material effect on its financial condition, and the accumulation and/or use of all shareholder contributions and reserve funds have been fully and properly reflected in the Financial Statements. The balance sheet included in the Financial Statements (the “Balance Sheet”) includes a complete and accurate description of all loans, debts, liabilities, guarantees and other contingent obligations of Daheshou which have incurred, or are reasonably expected to occur as of the Cut-off Date. The Balance Sheet has been prepared in accordance with the PRC GAAP and reflects the true liabilities of Daheshou. Daheshou does not have any contingent liabilities which should be reflected on the Balance Sheet in accordance with the PRC GAAP but have not been so reflected, nor is a guarantor, indemnitor, guarantor or other obligor for any debt or liability of the Seller or any other third party. From the Cut-off Date to the Closing Date, Daheshou is not subject to any loans, debts, liabilities, guarantees or other contingent liabilities. The Warrantors have no reason to believe that the Financial Statements cannot be audited by the Buyer’s auditor following the Closing Date in accordance with USA GAAP.

5.1.10	除本协议所规定的本次交易以外，集团公司自设立之后并未发生以下任一情况：

Other than this Transaction hereunder, since the establishment of the Group Companies, none of the following circumstances has occurred:

(1)	任何在非正常营业过程中产生、且会引起重大不利影响的资产、负债、财务条件或经营结果的变化；

Any change in their assets, liabilities, financial conditions or results of operations which may cause Material Adverse Effect other than those in the ordinary course of business;

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(2)	任何会对其引起重大不利影响的损害、损失，不论是否经过投保；

Any damage or loss, whether covered by insurance or not, that may cause Material Adverse Effect on them;

(3)	任何对其有价值的权利或其重要债权的任何放弃或豁免；

Any waiver or exemption of any valuable rights or material debts;

(4)	任何对权利负担、权利要求、或权利限制或对其付款义务偿付的清偿、解除，但在正常营业过程中产生、且不会引起重大不利影响的除外；

Any discharge or release of any Encumbrance, claim or restriction or payment obligations, except for those arising out of the ordinary course of business and may not cause Material Adverse Effect;

(5)	任何出售、交换或以其他方式处置其任何运营性资产，但不会引起重大不利影响的除外；

Any sale, exchange or otherwise disposal of any of their operating assets, except for those may not cause Material Adverse Effect;

(6)	约束或针对其自身或其资产的合同或协议的变更，但在正常营业过程中产生、且不会引起重大不利影响的除外；

Any change in a contract or agreement by which they or any of their assets are bound, except for those arising out of the ordinary course of business and may not cause Material Adverse Effect;

(7)	任何有关员工、管理团队、董事、监事或股东的薪酬安排或协议的重大变更；

Any material change in the compensation arrangement of or agreement with employees, management team, directors, supervisors or shareholders;

(8)	任何附录三所示的核心员工的辞职或终止与其的劳动关系；

Any resignation or termination of employment of any Key Employees set forth in Exhibit 3;

(9)	任何对其任何重要财产、资产的抵押、质押、转让或在其上设置担保、留置或第三方权利，但在正常营业过程中产生、且不会引起重大不利影响的除外；

Any mortgage, pledge or transfer of, or creation of hypothecation, lien or third party right on any of their material properties or assets, except for those arising out of the ordinary course of business and may not cause Material Adverse Effect;

(10)	任何向其员工、管理团队、董事、监事或前述人员的关联方支付任何预付款、提供贷款或担保，但支付差旅费以及其他正常经营过程中的费用除外；

Any advance payment, loan or guarantee to any of their employees, management team, directors, supervisors or Affiliates thereof, except for the payment of travel expenses and other expenses arising in the ordinary course of business;

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(11)	任何对其注册资本或股本的分红、预留、缴资或其它分配，或直接间接地赎回、购买、收购、增加或减少股本/股权；

Any dividend, reservation, contribution or other distribution in respect of their registered capital or share capital, or any direct or indirect redemption, purchase, acquisition, increase or reduction of their share capital/equity interest;

(12)	任何根据合理预期将会引起重大不利影响的资产的出卖或转让；

Any sale or transfer of any of their assets that may reasonably be expected to cause Material Adverse Effect;

(13)	任何其他根据合理预期将可能对其导致重大不利影响的不论何种性质的事件或情况；以及

Any other event or circumstance of whatsoever nature that would reasonably be expected to have a Material Adverse Effect on them; and

(14)	任何做出如本条所列事项的任何安排或承诺。

Any arrangement or commitment to conduct any of the foregoing.

5.1.11

集团公司不拥有任何不动产。集团公司就所有使用的不动产均已经合法签订租赁合同，并已向收购方提供真实、完整的租赁合同复印件。所有该等租赁合同均是合法、有效、有约束力及可执行的，集团公司作为租赁合同的一方不存在违约情况。

The Group Companies do not own any real properties. The Group Companies have duly entered into lease agreements with respect to all the real properties used by them, true and complete copies of which have been furnished to Buyer. All such leases are legal, valid, binding and enforceable, and there is no breach of such lease agreements to which any Group Company is a Party.

5.1.12	集团公司合法拥有从事主营业务所必需的所有有形动产（“有形动产”），包括财务报表中反映的全部有形动产，并能够独立自主地经营其有形动产。集团公司对该等有形动产拥有所有权，所有有形动产都不受任何权利负担的限制并且处于可有效使用的良好状态。不存在任何可能影响集团公司合法、完整地拥有或使用其有形动产的合同、协议、承诺、文件或法律、政府规章、政府要求、措施、诉讼或其他法律程序。集团公司使用或利用有形动产进行经营符合适用的法律且不会侵犯任何第三方的权利和权益。

The Group Companies lawfully own all the tangible personal property (the “Tangible Personal Property”) necessary for the operation of the Main Business, including all the Tangible Personal Property reflected in the Financial Statements, and are able to independently operate their Tangible Personal Property. The Group Companies have ownership of such Tangible Personal Property, all of which are free from any Encumbrances and in good condition for effective use. There are no contracts, agreements, undertakings, documents or Laws, governmental regulations, governmental requirements, measures, litigations or other legal proceedings that may affect the legal and complete ownership or use of the Tangible Personal Property by the Group Companies. The use or utilization of the Tangible Personal Property by the Group Companies for their operations comply with applicable Laws and do not infringe upon the rights or interests of any third party.

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5.1.13	知识产权

Intellectual Property

(1)

本协议附录四真实、准确和完整地列举了集团公司正在申请中以及已经取得和/或控制的所有知识产权。集团公司合法拥有从事主营业务所必需的所有知识产权的所有权、权益和权利，包括但不限于就该等知识产权提起侵权诉讼的权利，不存在对任何其他方的知识产权或其他权利的冲突或侵权，不受任何权利负担的限制。集团公司运营过程中提供的任何产品或服务没有，且将不会侵犯任何第三方的知识产权或其他权利。

Schedule 4 hereto sets forth a true, accurate and complete list of all the Intellectual Property under application or obtained and/or controlled by the Group Companies. The Group Companies lawfully own the ownership, interests and rights in and to all the Intellectual Property necessary for the operation of the Main Business, including but not limited to the right to sue for infringement thereof, without any conflict with or infringement upon the Intellectual Property or other rights of any other party, free and clear of any Encumbrance. No product or service provided by the Group Companies in the course of business infringes or may infringe upon the Intellectual Property or other rights of any third party.

(2)

保证方并未收到任何声称集团公司侵犯，或基于其运营的业务将会侵犯任何其他方所有的知识产权或其他任何权利的通知。集团公司并未且无必要使用任何员工在受雇于集团公司之前的任何发明。每一位员工均已与集团公司签署将该员工在集团公司工作期间研发的任何知识产权转让给集团公司，并限制披露集团公司保密信息的相关协议；其现在或过去均没有将其发明或成果从其转让给集团公司的发明中排除。集团公司的员工不存在任何违背该等协议规定的行为。

No Warrantor has received any notice alleging that the Group Companies infringe upon, or based on their operation of the business, will infringe upon, the Intellectual Property or any other rights of any other party. The Group Companies have not used, and do not need to use, any inventions of any employee created prior to his or her employment by the Group Companies. Each employee has signed relevant agreement with the Group Companies to transfer to the Group Companies any Intellectual Property developed by such employee during his or her employment with the Group Companies and restricting the disclosure of confidential information of the Group Companies; Such employees do not excluded and has not excluded the inventions or production from the inventions transferred to the Group Companies. None of the employees of the Group Companies is in violation of such agreement.

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(3)

不存在集团公司主张任何第三方正在侵犯，或妨碍集团公司的知识产权的未决的法律程序或指控，集团公司没有计划提起该等法律程序或指控。也不存在任何第三方主张保证方正在侵犯，或妨碍该第三方的知识产权的未决的指控或法律程序，亦不存在针对任何保证方或其拥有的资产而提起的该等指控或法律程序。

There are no pending proceedings or charges alleging that any third party is infringing, or otherwise impeding, the Intellectual Property of the Group Companies, and the Group Companies do not intend to initiate such proceedings or charges. There are no pending charges or proceedings alleging that any third party claims that the Warrantors are infringing, or otherwise impeding, the Intellectual Property rights of such third party, and there are no such charges or proceedings threatened against any of the Warrantors or assets owned by any of the Warrantors.

(4)	集团公司未向任何第三方授予任何于本协议签署日当天处于有效状态或之后将生效的、使用其任何知识产权的许可或其他权利。

The Group Companies have not granted to any third parties any license or other rights to use any of their Intellectual Property that is in force as of the Execution Date of this Agreement or will become effective after the Execution Date of this Agreement.

(5)

任何涉及第三方知识产权的业务经营活动均已取得必要的授权或许可，集团公司不存在未获得有效的授权许可使用他人知识产权的情形。集团公司未收到第三方就集团公司被授予许可的第三方知识产权发出的(i)在该等协议项下的任何终止或取消通知，或(ii)在该等协议项下的任何违约或违反通知。

Necessary authorizations or licenses have been obtained for any operation of the business involving the Intellectual Property of any third party. The Group Companies never use the Intellectual Property of any other parties without obtaining the valid authorizations or licenses therefrom. The Group Companies have not received from any third party (i) any notice of termination or cancellation, or (ii) any notice of breach or default from any third party in respect of the Intellectual Property licensed to the Group Companies from such third party.

(6)	集团公司已采取在商业上足够谨慎的安全措施，以保护其知识产权的价值。

The Group Companies have adopted the precautionary measures that are commercially prudent to the extent sufficient to protect the value of their Intellectual Property.

5.1.14

集团公司对用户信息和数据的收集、使用和保管没有违反适用的法律，集团公司对该等用户信息和数据有合法有效的权利、所有权和权益。集团公司一贯遵守适用的国家安全、网络安全及个人数据保护的相关法律法规和监管要求，合法收集并使用相关数据，在保存、使用和传输相关数据过程中采取充分的保密及保护措施，未发生过任何数据泄漏、超出授权范围、未经授权使用相关数据或其他违反适用法律法规的情形。

The collection, use and storage of user information and data by the Group Companies does not violate any applicable Laws. The Group Companies have legal and valid right, ownership and interest in and to such user information and data. The Group Companies have consistently complied with the relevant Laws, regulations and regulatory requirements relating to national security, cyber security and personal data protection, lawfully collected and used relevant data, taken adequate confidentiality and protection measures in the process of storage, use and transmission of relevant data, and there has been no events of data leakage, unauthorized use of relevant data or exceeding the scope of authorization or other violation of applicable Laws and regulations.

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5.1.15

除主营业务外，集团公司不从事任何其他业务或经营活动。各管理层股东不持有或占有任何与集团公司主营业务相关的资产（包括不动产、有形动产、知识产权或者其他资产）、合同，也未聘用任何从事集团公司主营业务的人员。

Apart from the Main Business, the Group Companies do not engage in any other business or operation activities. Neither of the Management Shareholders holds or possesses any assets (including Real Property, Tangible Personal Property, Intellectual Property or other assets) or contracts related to the Main Business of the Group Companies, nor have they employed any persons to engage in the Main Business of the Group Companies.

5.1.16

集团公司均一直并在所有重大方面遵守着适用于其业务行为或运营、其任何资产和财产的拥有、管理和使用的所有适用的法律或者适用的其他司法领域的法律规定；未曾发生根据合理的预期可能将构成或直接/间接导致对前述任何法律规定重大违反的事件、情况或情形。

The Group Companies have consistently complied with, in all material respects, all applicable Laws or Laws of other jurisdictions that are applicable to the conduct or operation of their business and the ownership, management and use of any of their assets and properties; no event or circumstance has occurred that may reasonably be expected to constitute or directly or indirectly result in a material violation of any aforementioned Laws.

5.1.17

集团公司所研发、生产、采购、注册、销售或经营的产品和服务均符合适用法律法规规定。不存在因产品质量、研发、生产、注册和经营问题而导致的任何产品召回、产品质量纠纷、产品责任纠纷或任何其他诉求。不存在任何给集团公司带来或可能带来重大不利影响的违法违规行为，未受到任何政府部门对集团公司经营可能产生重大不利影响的任何形式的警告或处罚。

The products and services which are researched and developed, manufactured, purchased, registered, sold or operated by the Group Companies all comply with applicable Laws and regulations. There have been no product recall, product quality disputes, product liability disputes or any other claims resulting from the product quality, research and development, manufacturing, registration or business operation. There is no violation of Laws and regulations that has or may cause Material Adverse Effect on the Group Companies, and the Group Companies have not been warned or punished by any Governmental Authorities in any form that may cause Material Adverse Effect on the operation of the Group Companies.

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5.1.18	不存在任何针对或影响各保证方、各保证方的财产、权利、许可权、经营或业务的任何尚未解决的，或者据各保证方所知，可能提出的诉讼、仲裁、行政调查、或其他法律或行政程序或可能直接或间接导致任何此类法律或行政程序开始，或为之提供基础的事件、情况或情形。不存在任何要求各保证方解散、破产、停业、清算或类似情形的命令、请求、申请、决定、裁定、决议、或其它行动，也不存在任何针对各保证方资产的抵押、判决执行或传唤。各保证方不存在资不抵债或无力偿还债务的任何情况。

There is no pending or, to the knowledge of the Warrantors, threatened litigation, arbitration, administrative investigation or other legal or administrative proceedings against or affecting the Warrantors, or the properties, rights, license rights, operation or business of the Warrantors, or events, circumstances or circumstances that may directly or indirectly lead to the commencement of, or provide the basis for, any such legal or administrative proceedings. There is no order, request, application, decision, award, resolution or other action requiring the dissolution, bankruptcy, winding-up or liquidation or other similar circumstances of the Warrantors, and there is no mortgage, execution of judgment or summons against the assets of the Warrantors. The Warrantors are not insolvent or unable to pay their debts.

5.1.19	集团公司已在所有重大方面遵守各项税收法规，已按适用的法律正确、完整、及时地申报了所有应税收入，和缴清了其所有到期应缴的税金，不存在任何需要补报或补缴税金的情况，亦无任何因任何集团公司违反有关税务法律、法规及规定而被处罚的事件发生。集团公司已按其注册地的通用会计准则在财务报表里计提了任何和税金缴纳相关的准备金；至财务报表截止日，在负债表上所显示的针对税收而准备的款项已足额应对集团公司所有已产生及未付的税金。集团公司未收到任何来自于税务机关或任何其他有权部门发出的催缴或补缴文件或者要求检查或审计任何纳税申报表的通知，不存在税务机关或其他有权部门可能向任何集团公司主张索赔税金的情形。

The Group Companies have complied with all regulations related to Taxes in all material respects, have correctly, completely and timely declared all taxable incomes in accordance with applicable Laws and paid all due and payable Taxes, and no additional declaration or payment of Taxes is required to be made, and no event in which any Group Company has been penalized due to its violation of the relevant tax Laws, regulations and rules has occurred. The Group Companies have made reserves in the Financial Statements in accordance with the GAAP of the place of incorporation in respect of the payment of Taxes; the amounts shown on the Balance Sheet as reserved for Taxes have been fully paid as of the Cut-off Date for the payment of all accrued and unpaid Taxes of the Group Companies. The Group Companies have not received any reminder notice from the tax authorities or any other competent authorities or notice requesting inspection or audit of any tax returns, and there is no circumstance under which the tax authorities or other competent authorities may assert any claim for Taxes against any Group Company.

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5.1.20	重大业务合同

Material Business Contracts

集团公司的每一重大业务合同对其中各方而言是合法、有效、有约束力及可执行的，集团公司以及重大业务合同的其他方在履约过程中不存在违约的情形。集团公司具备适当履行所有重大业务合同的能力，且经合理预期不存在可能违反重大业务合同的情形。所有重大业务合同中均不存在任何独家性、不竞争、控制权变更或其他限制性条款，限制或从任何方面阻碍集团公司与任何第三方按照集团公司希望的任何条款和条件签署任何协议。所有的重大业务合同皆不会因本次交易而需获得任何政府机关、机构、组织或个人的同意或批准方能保持其持续的合法有效性。本款所述“重大业务合同”包括但不限于符合以下要求的全部合同、协议或其他形式的文件或安排：（i）合同金额超过人民币500,000元；（ii）合同中含有排他性条款、不竞争条款或其他限制集团公司的产品销售、业务经营或业务拓展的规定；（iii）与集团公司在职或前任董事、高级管理人员、股东、雇员、长期顾问或其他关联方之间签订的任何性质的合同和协议（劳动或雇佣相关的协议除外）；（iv）关于集团公司重要资产 出售或购买的任何合同、协议或安排（因日常业务经营而发生的除外）；（v）与集团公司前五大合作方、供应商或者客户签署的商业合同；（vi）合同性质超出了集团公司的正常业务经营活动的范畴；以及（vii）其他有可能对集团公司的资产和业务产生重大影响的合同。

Each of the Material Business Contracts of the Group Companies is legal, valid, binding and enforceable against the Parties thereto, and neither the Group Companies nor the other Parties to the Material Business Contracts have committed any breach thereof in the course of performance thereof. The Group Companies have the capacity to duly perform all of the Material Business Contracts, and there have been no circumstances which may reasonably be expected to be in breach of the Material Business Contracts. There are no exclusivity, non-compete, change of control or other restrictive provisions in any Material Business Contracts which may restrict or preclude in any way the Group Companies from entering into any agreement with any third party on any terms and conditions that the Group Companies may desire. No Material Business Contracts require the consent or approval of any Governmental Authority, agency, organization or individual in order to maintain their continued legal validity as a result of this Transaction. For the purpose of this Article, “Material Business Contracts” include but are not limited to, all contracts, agreements or other documents or arrangements that meet the requirements as follows: (i) any contract with the amount thereof exceeds RMB 500,000; (ii) any contract containing exclusivity provisions, non-competition provisions or other provisions restricting products sale, business operation or business development of the Group Companies; (iii) any contracts and agreements of any nature with current or former directors, senior officers, shareholders, employees, long-term consultants or other Affiliates of the Group Companies (other than labor or employment-related agreements); (iv) any contracts, agreements or arrangements relating to the sale or purchase of material assets of the Group Companies (other than in the ordinary course of business); (v) commercial contracts entered with top five partners, suppliers or customers of the Group Companies; (vi) any contract that, by its nature, is beyond the scope of the ordinary course of business; and (vii) other contracts which may cause material effect on the assets and business of the Group Companies.

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5.1.21	劳动

Labor

(1)	集团公司与核心员工之间不存在任何劳动争议或纠纷或因适用的劳动方面的法律要求存在任何负债、或有债务或未缴纳的费用。核心员工已与集团公司建立了合法有效的劳动关系。

There are no labor disputes or controversies between the Group Companies and any Key Employees or any liabilities, contingent liabilities or unpaid expenses pursuant to applicable Laws in respect of labor matters. The Key Employees have established legal and valid employment relationship with the Group Companies.

(2)

无任何核心员工提出解除或终止其与集团公司的劳动关系，或存在其他不能继续作为集团公司员工的情况。集团公司目前也无意图解除或终止与任何核心员工的劳动关系。除适用的法律强制要求之外，在核心员工劳动关系解除或终止后，不存在任何应付或欠付的补偿金或其他款项。

None of Key Employees has proposed to rescind or terminate his/her employment relationship with the Group Companies, or is unable to continue to act as an employee of the Group Companies for any reasons. The Group Companies have no intention to rescind or terminate the employment relationship with any of the Key Employees at present. Except as mandatorily required by applicable Laws, upon the rescission or termination of the employment relationship with any Key Employees, there shall be no compensation or any other amounts payable or owing.

3.	除适用的法律所规定的社会保险和住房公积金之外，集团公司均未参与，也没有受限于任何其他的养老、退休、利润分享、递延补偿、奖金、奖励或其他职工福利计划、安排、协议或谅解，也不存在任何员工或已离职的前员工（或其受益人，如有）有权参与或享有的任何其他养老、退休、利润分享、递延补偿、奖金、奖励或其他职工福利计划、安排、协议或谅解，不会因为核心员工劳动关系的调整给集团公司带来除法律所规定的法定补偿之外的其他负担。集团公司已按照适用法律办理社会保险和住房公积金登记，按照法定标准为全体员工缴纳社会保险和住房公积金；集团公司不存在任何违反适用的劳动方面的法律（包括但不限于劳动合同、工资、工作时间、社会保险和住房公积金缴纳等方面）的情形或者因适用的劳动方面的法律的要求存在任何负债、或有债务或未缴纳的费用。集团公司已向相关政府机关足额及时缴纳员工的代扣代缴税款，或为该等政府机关代扣、保留未到期的集团公司员工应缴纳的款项，集团公司不存在任何欠付的工资、税款、罚金或其因违反前述义务而导致的任何款项等。集团公司没有任何应付而未付的有关解除或终止劳动关系的经济补偿金、赔偿金或其他与雇用关系有关的类似补偿或赔偿费用的支付 义务。

Except for the social insurance and housing fund as prescribed by applicable Laws, none of the Group Companies is a participant in or subject to any other pension, retirement, profit sharing, deferred compensation, bonus, incentive or other employee benefit plan, arrangement, agreement or understanding, or is under any other pension, retirement, profit sharing, deferred compensation, bonus, incentive or other employee benefit plan, arrangement, agreement or understanding in which any employee or former employee (or his/her beneficiary, if any) is entitled to participate in or enjoy. No burden other than the statutory compensation required by Laws shall be imposed on the Group Companies due to the adjustment of the employment relationship of any Key Employees. The Group Companies have completed the registration of social insurance and housing fund in accordance with applicable Laws and paid social insurance and housing fund for all of their employees to the extent in accordance with statutory standards; the Group Companies have not violated any applicable Laws regarding employment (including but not limited to labor contracts, wages, working hours, contribution to social insurance and housing fund, etc.) or have any liabilities, contingent liabilities or unpaid expenses due to the requirement of applicable Laws regarding employment. The Group Companies have fully and timely paid their withheld and remit tax to the relevant Governmental Authorities, or withheld and retained any unmatured amounts payable by the Group Companies’ employees for such Governmental Authorities. There has been no outstanding wages, taxes, penalties or any amounts resulting from the breach of the aforementioned obligations. The Group Companies have not accrued any outstanding payment obligation of any severance, damages or other similar indemnification or compensation in connection with the termination or termination of employment.

(4) 核心员工不对其前任雇主或者任何其他主体承担任何竞业限制义务。核心员工不受除其与集团公司之间签署的合同之外的任何其他合同（包括许可、承诺或其它义务）或政府机关、法庭的裁决、判决、命令的限制，而严重影响该员工为集团公司的利益而服务的能力，或将与主营业务发生冲突。

The Key Employees are not subject to any non-compete obligations to their former employers or any other Persons. The Key Employees are not subject to any other contracts (including licenses, commitments or other obligations) or rulings, judgments or orders of Governmental Authorities or courts other than the contracts entered into between such Key Employees and the Group Companies, which may materially affect such Key Employees’ ability to serve for the interests of the Group Companies or may conflict with the Main Business.

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(5)	无任何核心员工直接或间接地在任何其他实体持有任何比例或数量的股权或股份（但持有上市公司不超过1%的股权或因投资于基金、信托等产品导致的间接持有相关公司不超过1%的权益的情形除外），且没有任何核心员工在集团公司以外的任何实体担任任何职务。无任何核心员工在过去的三（3）年内：(i)被判决为有罪或正在刑事或行政调查程序中（不包括交通违规）；(ii)根据任何有司法管辖权的法院或主管机关的任何命令、判决或裁定（未撤销或暂缓），被永久或暂时地禁止其担任任何其他公司的法定代表人、高级管理人员、董事或监事；(iii)被有管辖权的法院或其他主管机关裁定违反任何证券法、贸易法或不公平交易行为法律，该等判决或裁定还未被撤销或暂缓。

None of the Key Employees directly or indirectly holds any proportion or amount of equity interest or shares in any other entities (except for holding no more than 1% of the shares of a listed company or indirectly holding no more than 1% of the equity of such company through the investment in funds, trusts and other products), and none of the Key Employees holds any position in any entities other than the Group Companies. None of the Key Employees has been, within the past three (3) years: (i) convicted as guilty or is subject to any criminal or administrative investigation procedures (excluding traffic violations); (ii) permanently or temporarily prohibited from acting as legal representative, senior officer, director or supervisor of any other company pursuant to any order, judgment or ruling (which has not been revoked or deferred) of any competent court or authorities; (iii) held by a competent court or other authorities to have violated any laws in respect of securities, trading or unfair trade practices, for which the judgment or ruling has not been revoked or deferred.

5.1.22

集团公司自成立以来与任何关联方（在本协议中包括但不限于管理层股东、出售方及其关联方）、现任或前任员工、董事、监事、顾问或上述任何人的关联方（合称“关联人”）所进行的任何交易（如有）均是公允的，不存在任何关联人利用其关联方地位而与集团公司所进行的任何非公允的或不合法的关联交易。截止各交割日，集团公司与任何关联人没有任何尚在有效期内或者尚未履行完毕的合同、协议或其他交易，不存在任何债权债务、负债及其他任何应付应收款项。

Any transactions (if any) between the Group Companies and their Affiliates (for the purpose of this Agreement, including but not limited to the Management Shareholders, Seller and their Affiliates), current and former employees, directors, supervisors, consultants or other Affiliates of the foregoing persons (collectively, the “Affiliated Persons”) are fair since the incorporation of the Group Companies. There has been no unfair or illegal related-party-transactions conducted by any Affiliated Persons with the Group Companies by taking advantage of its status as Affiliated Persons. As of the Closing Date, there has been no contract, agreement or other transaction that is still within the validity period or has not been completely performed, and there has been no financial claims, debts, liabilities or any other payables and receivables.

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5.1.23

管理层股东及其关联方没有直接或间接地经营、参与或拥有与集团公司主营业务相同、相类似或有任何其他竞争关系的业务；管理层股东及其关联方没有直接或者间接持有集团公司经营其主营业务所需要的任何有形或无形资产。管理层股东及其关联方没有直接或间接地在任何有竞争关系的其他实体持有任何比例或数量的股权、股份或相关权益（但持有上市公司不超过1%的股权除外）。

The Management Shareholders and their Affiliates do not, directly or indirectly, operate, participate in or own businesses that are the same, similar to or have any other competitive relationship with the Main Business of the Group Companies. Management Shareholders and their Affiliates do not directly or indirectly hold any tangible or intangible assets that the Group Companies need to operate the Main Business. The Management Shareholders and their Affiliate do not directly or indirectly hold any proportion or amount of equity interest, shares, or related interests in any other competing entities (except for holding no more than 1% of the equity of the listed company).

5.1.24	集团公司不存在违反或可能违反中国、美国、欧盟或其他适用的经济制裁或出口管制的任何行为，包括但不限于被列入或可能被列入任何经济制裁、出口管制限制名单，如《特别指定国民和被封锁人员清单》（Specially Designated Nationals and Blocked Person List，“SDN清单”）、《被拒绝人员清单》（Denied Persons List, “DPL”）、《实体清单》（Entity List）等，或被任何有权机构（包括但不限于美国商务部、国防部、财政部等）联系、询问、检查、调查、处罚、提起诉讼或仲裁，或受限于任何其他进出口管制、限制措施。集团公司和任何代表集团公司行事的管理人员、雇员、董事、代理人、关联方或人士（前述主体合称“相关人员”）均不是由任何以下制裁所针对或规限的人士所有或控制的相关人员，包括由美国财政部外国资产管理办公室或美国国务院或英国财政部不时管理，或由欧盟（包括根据理事会条例(EC)第194/2008）、联合国安全理事会或任何其他相关政府部门所实施的任何制裁，及《2010年对伊朗全面制裁、究责和剥夺权利法》（经修订）或《制裁伊朗法案》（经修订）项下的任何受制裁活动。

The Group Companies have not committed any act that violates or is likely to violate the applicable economic sanctions or export controls of PRC, US, European Union or otherwise, including but not limited to being listed or likely to be listed in any economic sanctions or export control restrictions list, such as the Specially Designated Nationals and Blocked Person List (“SDN List”), the Denied Persons List (“DPL”), the Entity List (“Entity List”), nor have they been contacted, inquired, inspected, investigated, punished or filed litigation or arbitration by any competent authority (including but not limited to the Department of Commerce, the Department of Defense and the Department of Finance of the United States), or subject to any other import and export control and restriction measures. Neither the Group Companies nor any officers, employees, directors, agents, Affiliate or persons acting on behalf of the Group Companies (collectively, the “Related Persons”) are owned or controlled by any of the persons targeted or subject to any of the following sanctions, including any sanctions implemented by the Office of Foreign Assets Control of the Department of the Treasury of the United States or the United States Department of State or the United Kingdom Treasury from time to time, or by the European Union (including pursuant to Council Regulation (EC) No. 194/2008), the United Nations Security Council or any other relevant Government Authorities, and any sanctioned activities under the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 (as amended) or the Iran Sanctions Act (as amended).

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5.1.25

集团公司已经完成所有适用法律要求的税务登记，已经交纳全部应缴税款，且无需缴付任何与该税款有关的罚款、附加费、罚金或利息。集团公司没有任何税务违法、违规的行为、没有涉及任何与税费有关的纠纷和诉讼。集团公司已经向任何提出要求的税务部门提交了所要求的信息，不存在与税务部门之间涉及税务责任或潜在税务责任或税务优惠的纠纷。

The Group Companies have completed all tax registration in accordance with applicable Laws and have paid all Taxes payable and are not required to pay any penalties, surcharges, fines or interest related to such Taxes. The Group Companies have not committed any tax violations or breaches, nor have they been involved in any disputes or litigations related to Taxes. The Group Companies have submitted all information required by any tax authority, and there is no dispute between the Group Companies and the tax authority involving any tax liability or potential tax liability or favorable tax treatment of the Group Companies.

5.1.26

在过去的五（5）年，管理层股东并未：(i)被裁定为有罪或正在审讯过程中（不包括交通违规）；(ii)根据任何有司法管辖权的法院或其他主管机关的任何命令、判决或裁定（未撤销或暂缓），被永久或暂时地禁止其担任任何公司的法定代表人、高级管理人员、董事或监事；(iii)被有管辖权的法院或其他主管机关裁定违反任何证券法、贸易法或不公平交易行为法律，该等判决或裁定还未被撤销或暂缓。

Over the past five (5) years, Management Shareholders have not been:(i) convicted as guilty or in the course of the interrogation (excluding traffic violations); (ii) permanently or temporarily prohibited from acting as legal representative, senior officer, director or supervisor of any other company pursuant to any order, judgment or ruling (which has not been revoked or deferred) of any competent court or authorities; (iii) held by a competent court or other authorities to have violated any laws in respect of securities, trading or unfair trade practices, for which the judgment or ruling has not been revoked or deferred.

5.1.27

控制协议已由WFOE、大合手以及管理层股东正式签署和交付，协议内容已构成相关方有效且具有约束力的义务，该等义务可根据相应的条款进行强制执行，且控制协议足以建立和维持预期的控制结构。在该控制结构下，大合手可与目标公司根据美国通用会计准则进行财务报表合并。保证方未曾收到来自任何政府部门质疑控制协议的合法性或可执行性的任何口头或书面询问、通知或任何其他形式的官方信函。

The Control Agreements have been duly executed and delivered by the WFOE, Daheshou and Management Shareholders, constituting valid and binding obligations of the relevant parties thereto and enforceable in accordance with their respective terms. The Control Agreements are sufficient to establish and maintain the expected captive structure, under which the financial statements of Daheshou may be consolidated onto those of the Target Company in accordance with the U.S. GAAP. None of the Warrantors has received any oral or written inquiries, notifications or any other form of official correspondence from any Government Authorities challenging or questioning the legality or enforceability of the Control Agreements.

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5.1.28	自本协议签署之日至交割日，不存在或没有发生对任何集团公司的资产、负债、盈利前景和正常经营已产生或经合理预见可能会产生重大不利影响的事件、事实、条件、变化或其它情况。

From the Execution Date to the Closing Date, no events, facts, conditions, changes or other circumstances shall occur that may cause or, may be reasonably expected to cause Material Adverse Effect on the assets, liabilities, profit prospects and normal operations of any Group Company.

5.1.29

保证方及其关联方均未与任何投资银行、券商、财务顾问或第三方达成任何口头或书面的协议，导致任何集团公司可能因本次交易的发生而有义务向该等投资银行、财务顾问或第三方支付任何形式的报酬或奖励。

Neither the Warrantors nor their Affiliates have entered into any oral or written agreement with any investment bank, broker, financial advisor or third party, which may cause the Group Companies to be obliged to pay the remuneration or reward in any form to the foregoing due to this Transaction.

5.1.30	各保证方已经向收购方如实、完全披露收购方要求的全部信息、文件和材料、与保证方履行本协议具有实质性关联的信息、文件和材料，以及对收购方签订本协议的意愿具有实质性影响的信息、文件和材料。保证方向收购方披露的信息、文件和材料在任何重大方面真实、准确和完整，且不存在任何重大不实或误导性陈述。保证方在本协议签署后任何时候了解到任何将使其在本协议中作出的陈述、承诺或保证在任何重大方面变得不真实、不正确或不完整的情况，已经通知收购方，并按收购方的合理要求，采取必要措施予以补救或予以公布。

The Warrantors has truthfully and completely disclosed to the Buyer all the information, documents and materials required by the Buyer, the information, documents and materials that are substantially related to the performance of this Agreement by the Warrantors and those substantially affect Buyer’s intent to execute this Agreement. Information, documents and materials that the Warrantors disclosed to the Buyer are true, accurate and complete in any material respect and do not include any material misrepresentation or misleading representations. The Warrantors have notified the Buyer at any time after the execution of this Agreement of any circumstance that would render any representations, undertakings or warranties made in this Agreement untrue, incorrect or incomplete in any material respect and has taken necessary steps to remedy or disclose such circumstances, at the reasonable request of the Buyer.

5.1.31

出售方系为投资，而非为分销或转售之目的取得收购方股份。保证方确认，收购方股份未依据美国证券法进行转售登记，且被视为限制性证券。出售方和其他保证方同意，代表收购方股份权益的股份证书上应载有如下说明：

“本证书所代表的股份并未根据《1933年证券法》及其修订（“《证券法》”）进行转售登记。如未根据《证券法》办理有效登记证明或取得出售方可接受的收购方法律顾问针对该等证券可根据《证券法》登记要求的适用豁免情形而进行出售所发表的法律意见，则前述股份不得被买卖、质押、抵押、出让或以其他方式转让。”

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The Seller is acquiring the Buyer Shares for investment purposes and not with a view toward the distribution or resale of such Buyer Shares. The Warrantors acknowledge that the Buyer Shares have not been registered for resale under the U.S. Securities Laws and are deemed to be restricted securities. The Seller and other Warrantors agree that the following legend shall be placed on the share certificate evidencing the Buyer Shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED FOR RESALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL ACCEPTABLE TO THE BUYER THAT SUCH SECURITIES MAY BE SOLD PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

5.2	收购方进行的任何调查或者知晓的任何信息不得构成各保证方在本第5条作出的陈述和保证的限制或抗辩。

The investigation conducted by the Buyer or any information made known to the Buyer shall not constitute any limitation or defense for or against the representations and warranties made by the Warrantors under this Article 5.

第6条 过渡期安排

Article 6                   ARRANGEMENTS FOR INTERIM PERIOD

自本协议签署日起直至交割日或本协议终止日（以较早者为准），除经收购方的事先书面同意，或本协议另有明确规定之外：

From the Execution Date of this Agreement to the earlier of (i) Closing Date; or (ii) the termination date of this Agreement, unless otherwise explicitly specified in this Agreement, without the prior written consent of the Buyer:

6.1

各方不得从事、允许或促成任何会构成或导致其在本协议所作出的陈述、保证或承诺在重大方面不真实、不准确或被违反的作为或者不作为。特别是，未经收购方事先书面同意，除与本次交易相关的事项外，保证方应确保集团公司不会从事或开展如下事项：

Each Party shall not engage in, permit or procure to any action or omission which may constitute or cause the representations, warranties or undertakings hereunder to be, in materially aspects, untrue, inaccurate or violated. In particular, without the prior written consent of the Buyer, in addition to matters related to this Transaction, the Warrantor shall ensure that the Group Companies will not engage in or conduct the following actions:

(1)	任何增加注册资本或增发新股（或可转换债、期权或其他可以转变为该公司股权或股份的权益）；批准设立或变更目标公司的员工股权激励计划或类似计划；

Any increase in registered capital or issuance of new shares (or convertible debts, options or other rights and interests convertible into equity or shares of such Group Company); Approval of the establishment or modification of the Target Company’s employee stock ownership plan or similar plan;

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(2)	任何减资或回购股权或股份；

Any reduction in registered capital or repurchase of equity or shares;

(3) 任何可导致集团公司承担人民币50万元或以上债务（日常业务范围内的负债除外）的事项，包括但不限于非因正常经营过程中引起的债务（包括或有债务）及与正常经营过程无关的向其他任何机构提供担保；

Any matters that may cause the Group Companies to assume debts of RMB 500,000 or more (except for the debts incurred in the ordinary course of business), including but not limited to the debts (including contingent liabilities) caused out of the ordinary course of business and guarantees provided to any other entity other than in the ordinary course of business;

(4)	任何并购、重组、合资企业或合伙企业安排、成立子公司、等值人民币50万元或以上的资产出售、抵押或对外担保等事项；

Any merger, reorganization, joint venture or partnership arrangement, incorporation of subsidiaries, sale of assets, mortgage or external guarantee, etc. with an amount equivalent to RMB 500,000 or more;

(5)	任何与其股东、公司董事、监事、高级管理人员或职员之间及关联关系的企业、董事、监事、高级管理人员及职员之间的交易；

Any transaction with their shareholders, directors, supervisors, senior managers or employees, or transactions with the directors, supervisors, senior managers and employees of their affiliated companies;

(6)	改变主营业务或变更经营范围；

Change the Main Business or modify the scope of business;

(7)	任何合并、分立、解散、清算、破产或停业；

Any merger, division, dissolution, liquidation, bankruptcy or cessation of business;

(8)	出售、转让、许可使用或以其他任何形式处置集团公司主营业务所需的商标、专利权、著作权或其他知识产权；或

Sale, transfer, license or otherwise dispose of the trademarks, patents, copyrights or other Intellectual Property necessary for the operation of Main Business of the Group Companies; or

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(9)	直接或间接为集团公司的任何董事、监事、股东、高级管理人员或者员工提供贷款、预付款或为其债务提供担保、保证或其他任何形式的权利负担。

Provide loans, advance payments or guarantees, or create other Encumbrances of any kind or nature, either directly or indirectly, for any director, supervisor, shareholder, senior officer or employee of the Group Companies.

6.2 各保证方应采取一切合理措施保存和保护集团公司资产，在正常业务过程中按照与以往惯例及谨慎商业惯例一致的方式经营集团公司的主营业务和维护与供应商、合作方、客户、员工之间的关系，保证集团公司正常运营，并确保集团公司的商誉和经营不发生重大不利变化。

Warrantors shall take all reasonable measures to preserve and protect the assets of the Group Companies, operate the Main Business of the Group Companies in a manner consistent with past and cautious business practices in the ordinary course of business, and maintain the relationship with suppliers, partners and customers, ensure the normal operation of the Group Companies, and prevent any Material Adverse Effect on the goodwill and operation of the Group Companies.

6.3 各方应尽一切努力促成本次交易，并且不会采取任何妨碍或不当延误本次交易的作为或不作为。为了履行本协议的任何条款（包括但不限于满足第4条约定的交割先决条件），各方应当采取所有必要行动并签署所有必要的文件和文书。

Parties shall use every effort to procure the Closing of this Transaction and shall not conduct any action or omission that may hinder or improperly delays this Transaction. Parties shall take all necessary actions and execute all necessary documents and instruments to perform any provision hereunder (including but not limited to the fulfillment of the Conditions Precedent to the Closing set forth in Article 4).

6.4 在不妨碍集团公司正常业务经营的前提下，保证方应给予收购方（及其指定的第三方中介机构）接触集团公司债权人、客户、合作方、财务顾问、会计师和其它顾问的权利，并应协助收购方获得其要求的有关集团公司财务、法律、运营和/或业务等任何方面的信息。此外，保证方应立即通知收购方已发生的或可能发生的可能对保证方造成重大不利影响的与保证方或其资产、业务和/或收入有关的债务、责任、诉讼、仲裁或行政程序。

Without prejudice to the normal business operation of the Group Companies, the Warrantors shall permit the Buyer (and its designated third-party agencies) to contact the Group Company’s creditors, customers, partners, financial advisors, accountants and other advisors. The Warrantors shall assist the Buyer in obtaining any information it requests related to the financial, legal, operational and/or business aspects of the Group Companies. In addition, the Warrantors shall promptly notify the Buyer of any debt, liability, litigation, arbitration or administrative proceeding that has occurred or may cause Material Adverse effect on the Warrantors in respect of the Warrantors or their assets, business and/or revenue.

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6.5 保证方应尽其合理努力，依照适用的法律的规定在可行的最短时间内取得完成本次交易所需的所有许可、批准、备案或登记。保证方同意及时将集团公司从政府部门收到的与任何此类许可、批准、备案或登记有关的书面或口头消息通知收购方，并及时向收购方提供任何其所获得的书面消息。

The Warrantors shall use reasonable efforts to obtain all the licenses, approvals, filings or registrations required to complete this Transaction as soon as practically possible pursuant to applicable Laws. The Warrantors agree to promptly notify the Buyer of any written or oral information received by the Group Companies from Government Authorities in relation to any such license, approval, filing or registration, and to promptly provide the Buyer with any written information it receives.

6.6	除了就本次交易所作讨论之外，除收购方外的各方（并确保其任何关联方、高级职员、董事、监事、代表或代理人）均不会(i)招揽、发起、考虑、鼓励或接受任何主体提出的关于下述事项的提议或要约：(A)与任何收购或以其他方式获得集团公司的全部或任何部分的股权、或收购或以其他方式获得集团公司资产有关的，(B)与进行任何兼并、合并或其他业务联合有关的，(C)与集团公司的资本重组、结构重组或任何其他非正常的业务交易有关的，或(ii)就前述事宜参与任何讨论、交谈、谈判以及其他交流，或向任何其他主体提供与前述事宜有关的任何信息，或以任何其他方式配合、协助或参与、方便或鼓励任何其他主体试图进行前述事宜的任何努力或尝试。除收购方外的各方自身应当立即停止，并应促使终止所有现有的、与任何主体在本协议之前就前述任何事宜开展的讨论、交谈、谈判以及其他交流。如果做出或收到与前述事宜有关的任何该等提议、要约，或与任何主体就前述事宜进行任何询问或其他接触，除收购方外的各方应当立即通知收购方。

Except for the discussions on this Transaction, any Party other than the Buyer shall not, and shall ensure any of its Affiliate, senior officers, directors, supervisors, representatives or agents not to (i) solicit, initiate, consider, encourage or accept any proposal or offer from any entity that: (A) relates to any takeover or other forms of acquisition of any or all the shares or assets of the Group Companies, (B) in connection with any merger or other business combination, (C) in respect of the recapitalization, reorganization or any other unusual business transaction of the Group Companies, or (ii) participate in any discussion, conversations, negotiation and other communication of the foregoing matters, or provide any information to other Persons relating to the foregoing matters, or attempt to or try to cooperate with, assist or participate in, facilitate or encourage any other Person to conduct the foregoing matters. The Parties other than the Buyer shall immediately cease, and shall procure to cease, all the existing discussions, conversations, negotiations and other communications regarding any of the foregoing matters prior to this Agreement. Parties other than the Buyer shall promptly notify the Buyer of any such proposal, offer, or any inquiry or other contact made or received regarding the foregoing matters.

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第7条 承诺

Article 7                   COVENANTS

7.1	全职工作和竞业禁止

Full-time Employment and Non-Competition

管理层股东和大合手分别且连带地向收购方承诺：

Management Shareholders and Daheshou severally and jointly undertake to the Buyer that:

7.1.1 于交割日之前或当日，各管理层股东、核心员工应与收购方指定的集团公司签署不少于【十（10）】年的全职劳动合同。在全职劳动合同有效期内，各管理层股东及核心员工不得离职或者在与集团公司存在竞争关系的其他实体兼职，并应遵守其与集团公司签署的劳动合同、保密协议和竞业禁止协议。

On or prior to the Closing Date, the Management Shareholders and Key Employees shall execute the full-time labor contracts with a term no less than [ten (10)] years with the Group Company designated by the Buyer. During the term of the full-time labor contracts, all the Management Shareholders and Key Employees shall not resign or take part-time jobs in other entities that compete with the Group Companies and shall observe the employment contract, confidentiality agreement and non-compete agreement executed with the Group Companies.

7.1.2 自李瓒宇不再直接或间接持有（包括通过出售方持有）收购方任何股份或财产性权益之日起十（10）年届满或任何管理层股东自集团公司离职后两（2）年届满（以孰晚为准），除以收购方员工身份继续从事主营业务所涉的各项活动外，该管理层股东不得在中国或国外以自身名义或代理身份、自行或者与第三方合作、直接或者间接地（包括但不限于通过附属公司、合资公司、合伙企业、子公司或其它合约安排）：

Within Ten (10) years from the date that LI Zanyu no longer hold, directly or indirectly (including though the Seller), any shares or equity interests of the Buyer, or within two (2) years upon the resignation of any Management Shareholders from the Group Companies (whichever is later), apart from continuing to engage in the operations involved in the Main Business as employees of the Buyer, the Management Shareholders shall not directly or indirectly, by itself or cooperate with a third party, under its own name or agency capacity, in PRC or abroad (including but not limited to through an affiliated company, joint venture, partnership, subsidiary or other contractual arrangement):

(1)	从事与主营业务相同、类似或者相竞争的业务、或者与收购方产生其他直接或者间接竞争关系；

Engage in the same, similar or competing business with the Main Business, or have other direct or indirect competitive relationship with the Buyer;

(2) 受雇或受聘于从事或计划从事与主营业务相同、类似或者相竞争的业务、或与收购方处于相同或类似经营领域、或者与收购方有其他直接或者间接竞争关系的任何公司、企业、实体或者人士（“收购方竞争者”），包括但不限于作为收购方竞争者的董事、监事、高级管理人员、员工、独立合同方、代表、顾问、咨询服务提供者或合伙人；

Employed or hired by any company, enterprise, entity or Person engaged in or planning to engage in the same, similar or competing business as the Main Business, or within the same or similar business scope as the Buyer, or directly or indirectly compete with the Buyer (“Buyer Competitors”), including but not limited to act as the director, supervisor, senior officer, employee, independent contracting party, representative, advisor, consulting service provider or partner of the Buyer Competitors;

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(3) 向任何收购方竞争者进行任何形式的直接或间接的投资（包括但不限于，成为该收购方竞争者的所有人、股东、实际控制人、债权人或以其他方式直接或间接拥有其权益）、或者设立任何收购方竞争者（但持有上市公司不超过1%的股份或因投资于基金、信托等产品导致的间接持有相关公司不超过1%的权益的情况除外）；

Invest in any Buyer Competitors by any means, either directly or indirectly (including but not limited to become the owner, shareholder, actual controller, creditor or otherwise hold the interests of the Buyer Competitors, either directly or indirectly), or incorporate any Buyer Competitors (except for holding no more than 1% of the shares of a listed company or indirectly holding no more than 1% of the equity of such company through the investment in funds, trusts and other products);

(4)	为其自身及其子公司、收购方竞争者或其他人从收购方（或其子公司）招募与收购方届时存在劳动关系的员工或唆使该等员工离职；

Recruit the employees who have a labor relationship with the Buyer or solicit the resignation of such employees from the Buyer (or its subsidiaries) for the interests of itself and its subsidiaries or Buyer Competitors or other Persons;

(5)	与任何收购方竞争者进行任何业务往来（包括但不限于，成为收购方竞争者的业务代理、供应商或分销商）；

Conduct any business with any Buyer Competitors (including but not limited to become the business agent, supplier or distributor of the Buyer Competitors);

(6)	为收购方竞争者提供任何形式的咨询或意见或任何其他服务；

Provide consultations, advice or any other services to the Buyer Competitors by any form;

(7) 为其自身及其关联方、收购方竞争者或其他人的利益而从收购方届时的客户、代理、供应商及/或独立承包商等中招揽业务，或唆使收购方（或其子公司）目前的客户、代理、供应商及/或独立承包商终止与收购方（或其子公司）的合作；

Solicit any business from the Buyer’s customers, agents, suppliers and/or independent contractors, or entice the Buyer’s (or its subsidiaries’) customers, agents, suppliers and/or independent contractors to terminate their cooperation with the Buyer (or its subsidiaries), for the interests of itself and its Affiliate or Buyer Competitors or other Persons;

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(8)	签署与上述第(1)至(7)项有关的任何协议、作出任何承诺或采取其他任何安排，若该等协议、承诺或安排限制或损害或将有可能限制或损害收购方从事其业务；或

Execute any agreement, make any undertaking or enter into any other arrangement in relation to paragraph (1) to (7) above, provided that such agreement, undertaking or arrangement restricts or impairs or is possible to restrict or impair the Buyer’s business operations; or

(9)	以其他任何方式与收购方的主营业务发生竞争。

Compete with the Buyer’s Main Business in any other form.

7.1.3	如管理层股东在与收购方签署的雇佣相关的协议中约定的服务条款或竞业禁止条款与本协议约定不一致，则在本协议各方之间，以本协议的约定为准。

If the terms of service or non-compete provisions stipulated in the respective employment-related agreement executed by the Management Shareholders and the Buyer are inconsistent with the terms of this Agreement, then the terms of this Agreement shall prevail among the Parties hereto.

7.2	合规运营

Compliance

保证方分别且连带地承诺，集团公司应按照收购方的公司治理标准和运营规范开展经营，包括但不限于：(i)遵守适用法律及其他适用的产品进出口、外汇、公司登记、劳动用工、财务、税务、知识产权、反垄断、反不正当竞争、反贿赂反腐败、环保、消防、生产与经营、数据信息保护等方面的法律以及适用线上或线下交易平台（包括但不限于亚马逊（Amazon）以及eBay商城）的规则或要求；(ii)取得并维持其业务所需的各项业务资质；(iii)取得并维持其业务所需的知识产权或其他权利的授权和许可；和(iv)建立并实施符合法律规定和主管机关要求的内部流程、审批制度、财务流程、财务制度、财务系统、财务管理体系、人事流程、运营和管理流程等内部制度。

The Warrantors severally and jointly undertake that, the Group Companies shall conduct the business operation in accordance with the standards of corporate governance and operation norms of the Buyer, including but not limited to (i) comply with applicable Laws, regulations and requirements in respect of import and export of products, foreign exchange, company registration, labor and employment , finance, taxation, Intellectual Property, anti-monopoly, anti-unfair competition, anti-bribery and anti-corruption, environmental protection, fire protection, production and operation, data and information protection laws and applicable online or offline trading platforms (including but not limited to Amazon and eBay); (ii) obtain and maintain the Business Qualifications necessary for its business operations; (iii) obtain and maintain the authorization and license of Intellectual Property or other rights required for its business operations; and (iv) establish and implement the internal processes, approval systems, financial processes, financial bylaws, financial systems, financial management systems, personnel management processes, operation and management processes and other internal systems in accordance with the Laws and the requirements of competent authorities.

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7.3	外汇登记

Foreign Exchange Registration

保证方分别且连带地承诺，交割日后，集团公司和管理层股东应在所有重大方面遵守所有备案与登记要求，包括根据发展和改革委员会、商务部、外管局以及相关外汇银行颁布的法规和规定（包括但不限于外商直接投资备案）获得相关批准以及就现有的登记进行变更备案。

The Warrantors severally and jointly undertake that, after the Closing Date, the Group Companies and the Management Shareholders shall comply in all material respects with all reporting and registration requirements, including obtaining the relevant approvals, filings of amendments to existing registrations under the rules and regulations promulgated by the National Development and Reform Commission, the Ministry of Commerce, the SAFE and the related foreign exchange bank, including without limitation, any foreign direct investment filings.

7.4	税务

Taxes

保证方分别且连带地承诺，根据收购方的要求，保证方应促使所有相关方在交割日起六（6）个月内就历史上的大合手股权转让办理纳税申报手续。

The Warrantors severally and jointly undertake that, Warrantors shall procure that all relevant parties shall complete the tax declaration for the historic share transfers of Daheshou upon the requirement of the Buyer.

7.5	业务资质

Business Qualifications

保证方分别且连带地承诺，自交割日起六（6）个月内，大合手应根据适用法律的规定更新对外贸易经营者备案登记及第二类医疗器械经营备案。

The Warrantors severally and jointly undertake that, within six (6) months after the Closing Date, Daheshou shall update the Filing and Registration of Foreign Trade Business Operators and Filing of Operation of Category II Medical Devices pursuant to the applicable Laws.

7.6	经营地址

Place of Operations

保证方分别且连带地承诺，自交割日起六（6）个月内，大合手应根据收购方的要求，在宁波市以及烟台市设置经营性分支机构。

The Warrantors severally and jointly undertake that, within six (6) months of the Closing Date, Daheshou shall establish operating branches in Ningbo and Yantai upon the requirement of the Buyer.

第8条 合同解除

Article 8                   TERMINATION

8.1	合同解除的情形

Circumstances of Termination

本协议可以通过下列方式解除：

This Agreement may be terminated by the following means:

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8.1.1	本协议各方共同以书面协议解除并确定解除生效时间；

The Parties hereto jointly terminate this Agreement in writing and determine the effective date of termination;

8.1.2	于交割日前，下列情形发生时，收购方可以通过书面形式通知其他方解除本协议从而终止本次交易：

Upon the occurrence of any of the following circumstances prior to the Closing Date, the Buyer may terminate this Agreement and this Transaction by written notice to the other Parties:

(1)	本协议第4.1条约定的任何交割先决条件未在交割截止日前满足，且未能获得收购方书面豁免；

Any Conditions Precedent to Closing under Article 4.1 of this Agreement are not satisfied prior to the Long Stop Date and are not waived in writing by the Buyer;

(2)	保证方的陈述或保证在做出时或在交割日存在重大不真实、重大遗漏或重大误解；

The representations or warranties of the Warrantors are materially untrue, omitted or misunderstood when made or on the Closing Date;

(3)	本协议除收购方外的其他任何签署方发生违约行为，并且违约方在收到收购方要求改正的通知之日起三十（30）日内未改正该违约行为；

Any Party hereto other than the Buyer commits a breach of contract, and the breaching Party fails to cure the breach within thirty (30) days from the date of receiving the notice requiring correction from the Buyer;

(4)	本协议除收购方外的其他任何一方进入任何自愿或强制的破产程序（除非该等程序在开始后90天内被撤消），或其他任何一方被法院或其他政府机关宣告破产或清算；或

Any Party hereto other than the Buyer enters into any voluntary or compulsory bankruptcy proceeding (unless such proceeding is dismissed within 90 days upon commencement) or any other Party is declared bankrupt or liquidated by a court or other Governmental Authorities; or

(5) 由于任何适用的法律或其解释的重大变化，或由于任何政府机关、证券交易所对适用法律、规则或其解释修订、补充或撤销，导致无法达到本协议项下的主要目的或收购方无法实现本协议项下的主要利益。

The principal purpose under this Agreement becomes frustrated or the Buyer may not achieve the primary benefits under this Agreement due to material changes in any applicable Laws or its interpretations, or due to amendment, supplement or cancellation of any applicable Laws, rules or its interpretations by any Governmental Authorities, stock exchange, etc.

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8.2	合同解除的效果

Effects of Termination

(1)	除非本协议另有约定，当本协议依上述之8.1条任何一款解除后，本协议即无效力，但本协议第8.2条、第9条、第10条、第11条、第12条、第13条、第14条仍然有效。

Unless otherwise stated herein, upon the termination of this Agreement pursuant to any section of the Article 8.1 above, this Agreement shall be null and void, provided that Article 8.2, 9, 10, 11, 12, 13 and 14 of this Agreement shall remain in force and effect.

(2) 除非本协议另有约定，本协议解除后，本协议各方应本着公平、合理、诚实信用的原则在协议解除后三十（30）日内或者各方另行确认的其他期限内尽最大努力恢复本协议签订前的状态，包括但不限于将已经收到的转让对价返还予收购方。

Unless otherwise stated herein, upon the termination of this Agreement, the Parties hereto shall, based on the principles of fairness, reasonableness and good faith, use best efforts to restore the parties, to the extent possible, to the position where they were before the execution of this Agreement within thirty (30) days after the termination or other periods confirmed by the Parties, including but not limited to the Seller’s refund of the transfer price received to the Buyer.

(3)	本协议的解除不影响任何一方在本协议项下获得赔偿或补偿的权利。

The termination of this Agreement shall not affect the right of either Party to obtain indemnification or compensation hereunder.

第9条 违约责任

Article 9                   LIABILITIES FOR BREACH

9.1	一般违约责任

General Indemnity

如任何签署方违反了其在本协议项下的任何保证、承诺、约定或其他任何规定，或任何一方在本协议项下做出的任何陈述不真实、不完整或令人误解，从而致使其他方承担任何费用、责任或损失（包括但不限于该其他方所遭受的实际损失，以及有合理的证据可以证明其预期可以获得的任何利润损失、支付或损失的任何利息、仲裁费用、律师费以及被剥夺的一切应得利益，合称“可偿损失”），则违约的签署方应就上述全部可偿损失赔偿该其他方。

In the event of (i) any breach of the warranties, undertakings, covenants or any other provisions hereunder by any Party; or (ii) any representations made by any party hereunder being untrue, incomplete or misleading, the breaching Party shall indemnify and hold harmless the other Parties any and all costs, liabilities or losses caused hereby (including but not limited to the actual losses and any loss of profits that could be reasonably proved, payment or losses of any interests, arbitration costs, attorneys’ fees and any expectation interests deprived, collectively, the “Indemnifiable Losses”).

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9.2	特定违约责任

Special Indemnities

无论披露函中是否已经披露，保证方应分别且连带地赔偿收购方及其关联方以及其董事、管理人员、员工、代表或继任者（“收购方受偿主体”）因为以下任何事项遭受的全部和任何可偿损失，使其不受该等可偿损失的影响：

The Warrantors shall, jointly and severally indemnify and hold harmless the Buyer and its Affiliates and their directors, managerial personnel, employees, representatives or successors (collectively, the “Buyer Indemnitees”) from and against any and all Indemnifiable Losses incurred as a result of or arising from the following:

9.2.1

由于本次交易而导致收购方受偿主体承担任何适用的法律项下的报税或纳税义务或者与税务相关的其他义务、责任或处罚（包括但不限于由于管理层股东和/或任何集团公司未按照适用的法律申报和缴纳任何税金）；

Any payment of Taxes or Tax filings or any other obligations, liabilities or penalties in connection with Taxes (including but not limited to the obligations, liabilities or penalties due to the failure of the Management Shareholders and/or any Group Company to file or pay any Taxes in accordance with applicable Laws) assumed by the Buyer Indemnitees arising out of this Transaction;

9.2.2	任何集团公司任何产生于或源于交割日或之前的并且未在财务报表中披露的贷款、债务、负债、担保和其他或有债务；

Any loans, debts, Indebtedness, guarantees and other contingent obligations of any Group Company arising out of or caused on or prior to the Closing Date that are not disclosed in the financial statements;

9.2.3	因（1）任何第三方提出的知识产权侵权主张；或（2）保证方违反交易文件项下与知识产权相关的陈述与保证以及承诺而导致的损失；

Losses arising from (1) claims of Intellectual Property infringement made by any third party; or (2) breach of the representations, warranties and undertakings regarding the Intellectual Property under the Transaction Documents by the Warrantors;

9.2.4	保证方就交割日或之前的行为或事件而涉及的诉讼、仲裁、行政调查或其他行政或司法程序；

Litigations, arbitrations, administrative investigations or any other administrative or judicial proceedings arising from the actions or events of the Warrantors on or prior to the Closing Date;

9.2.5	保证方在交割日或之前签署、交付或履行任何重大业务合同（无论属于自身违约或其他签署方违约）而产生的集团公司的任何赔偿或补偿责任；

Any indemnification or damages of any Group Company arising out of the execution, delivery or performance of any Material Business Contract (whether by itself or other parties thereto) on or prior to the Closing Date;

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9.2.6	因政府部门对控制协议的质疑、监管、限制或保证方违反控制协议下的任何义务使得控制结构被认定为无效或发生重大变动而导致的损失；

Losses caused by the invalidation or material change of the control structure under the Control Documents as a result of the challenge, regulation or restriction of the Control Agreements by Governmental Authorities or breach by the Warrantors of any obligations under the Control Agreements;

9.2.7	保证方因与员工的报酬、福利、社会保险费、住房公积金相关的劳动问题导致的任何法律责任（包括但不限于补缴、承担罚款等）；或

Any legal liabilities (including but not limited to the payment of overdue amounts and fines) of the Warrantors arising from the labor matters in connection with the remuneration, welfare, social insurance and housing fund of the employees; or

9.2.8 集团公司经营的产品中或提供的服务未取得批准、证照、授权、许可、备案或经营、服务中存在任何违反适用法律法规或者侵犯第三方权利的事项，导致政府部门或任何第三方对集团公司进行处罚、索赔或主张，以致遭受损失或者价值遭受减损。

Any losses or depreciation as a result of the penalty or claims imposed by any Governmental Authorities or any third party due to the failure to obtain approvals, licenses, permits or filings for the products or services operated or provided by any Group Company or any violation of the applicable Laws or infringement upon the rights of third parties in the course of business operation.

9.3 各方同意并确认，除收购方外的本协议其他各方均不得(i)因任何集团公司在本协议项下的违约行为向该集团公司主张任何责任，或(ii)就其根据本协议向任何一方履行的赔偿或补偿责任而向任何集团公司追偿（无论其是否有此追偿的权利），或(iii)要求任何集团公司补偿其在本协议项下支付的任何赔偿或者补偿款项。

The Parties hereby agree and confirm that any Party hereto other than the Buyer shall not (i) claim any liabilities against any Group Company for the breach of this Agreement; (ii) recourse to any Group Company for any indemnification or compensation to any Party pursuant to this Agreement (whether it is entitled or not); or (iii) claim for any reimbursement from any Group Company for the damages or indemnifications payable by such party under this Agreement.

第10条 不可抗力

Article 10               FORCE MAJEURE

10.1	不可抗力的定义

Definition of Force Majeure

不可抗力指不能预见、不能避免并不能克服的客观情况，其中包括由于地震、台风、水灾、火灾、战争以及其它不能预见并且对其发生和后果不能防止或避免的不可抗力事件出现或任何法律、法规和规章的变更、或新的法律、法规和规章的颁布、或任何政府行为致使直接影响本协议的履行或者不能按约定的条件履行。

“Force Majeure” means unforeseeable, unavoidable and insurmountable events and circumstances, including earthquakes, typhoons, floods, fires, wars and other unforeseeable events whose occurrence and consequences are unpreventable or unavoidable, or the change of any Laws, regulations and rules, or the promulgation of new Laws, regulations and rules, or any government action that directly affects the performance of this Agreement or cause the failure to perform upon the agreed terms.

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10.2	不可抗力的效果

Effect of Force Majeure

10.2.1

如发生不可抗力且一方因不可抗力影响其履行本协议下的任何义务，则在该不可抗力引致延误的期间内，该义务应暂停履行，而其履行限期应根据延误的时间相应延长，且无须承担任何处罚。主张不可抗力的一方必须在不可抗力发生后七（7）个工作日之内，或在电信中断的情况下由电信条件恢复之日起七（7）个工作日之内，同时采用邮件和快递的方式，将不可抗力详情通知其他各方，并应提供不可抗力发生和持续时间的证明。

If any obligation of a Party under this Agreement is affected as a result of Force Majeure, the performance of such obligation shall be suspended during the period of delay caused by Force Majeure, and the term of the performance shall be extended accordingly without any penalty. The Party claiming Force Majeure shall notify other Parties of the particulars of the Force Majeure by mail and express within seven (7) Business Days after its occurrence or within seven (7) Business Days after the restoration of telecommunication conditions in the event of telecommunication interruption, and shall provide evidences of the occurrence and duration of the Force Majeure.

10.2.2

若主张不可抗力的一方未能根据以上规定通知其他各方并提供适当证明，则不得免除不履行本协议项下义务的责任。受不可抗力影响的一方应作出合理的努力，以降低该不可抗力造成的后果，并在该不可抗力终止后尽快恢复履行所有有关义务。如受不可抗力影响的一方在因不可抗力而暂免履行义务的理由消失后未有恢复履行有关义务，该方应就此向其他各方承担责任。

Any affected Party shall not be exempted from the responsibility of non-performance of its obligations under this Agreement provided that such Party claiming Force Majeure fails to notify or provide appropriate evidence to other Parties in accordance with the above provisions. The affected Party shall use reasonable efforts to minimize the impact caused by the Force Majeure and resume the performance of all relevant obligations as soon as possible after the termination of the Force Majeure. If the affected Party fails to resume performance of relevant obligations when the cause for the suspension ceases, such Party shall be liable to other Parties for breach of contract.

10.2.3	不可抗力发生时，各方应立即互相协商，以求达致公平解决方案，并须作出一切合理努力，尽量减低该不可抗力造成的后果。

In the event of Force Majeure, the Parties shall immediately consult with each other for a fair solution, and shall make all reasonable efforts to minimize the impact caused by the Force Majeure.

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第11条 保密条款

Article 11               CONFIDENTIALITY

11.1	保密范围

Scope of Confidentiality

各方同意对以下信息保密：投资关键条款或交易文件的存在、内容和签署、各方在投资关键条款或交易文件有效期间获知的对方的商业秘密、技术秘密以及彼此就准备或履行交易文件而交换的任何口头或书面资料等需各方保密的事项，在未得到其他方书面同意前，不得向第三方披露或公开。各方应当保证各方员工、顾问、代理及其指定的第三方中介机构履行本协议项下的保密义务。但，任何一方在下列任一情形下披露保密信息不视为违反本协议：（1）该信息在披露时已为公众所知悉；（2）该信息乃根据另一方事先书面同意而披露；（3）为评估本次交易之目的，一方向同意履行保密义务的其股东、董事、监事、管理层成员、或其所聘用的会计师事务所或律师事务所披露；（4）一方按照适用的美国证券法，或对其有管辖权的证券交易所、监管机构或其他政府机构的规则或要求而披露，披露之前一方先以书面形式将披露的商业秘密的确切性质通知其他方。在作出上述披露前的合理时间内，披露方应与其他方就该披露进行协商，并就其他方合理要求尽可能对该披露寻求保密处理。

The Parties agree to keep the following information confidential: all matters that shall be kept confidential by the Parties, including the existence, contents and execution of the term sheet or Transaction Documents, trade secrets and technical secrets of the other Parties obtained by the Parties during the term of the key investment terms or Transaction Documents, any oral or written information exchanged between the Parties in connection with the preparation and performance of the Transaction Documents. The Parties shall not disclose to any third Party such confidential information except with the prior written consent of the other Party. The Parties shall ensure that their employees, consultants, agents and designated third Party intermediaries perform the confidentiality obligation hereunder. However, any Party’s disclosure of the confidential information shall not be deemed a breach of this Agreement if: (1) such information is already available to the public at the time of disclosure; or (2) such information is disclosed in accordance with the prior written consent of the other Party; (3) for the purpose of evaluation of this Transaction, a Party discloses to its shareholders, directors, supervisors, management members or the accounting firm or law firm engaged by it, who agree to perform the confidentiality obligation; (4) a Party discloses according to the requirements of the applicable U.S. Securities Laws, rules of any securities exchange, regulatory authority or other governmental authorities having jurisdiction, such Party notifies the other Parties in writing of the exact nature of the trade secrets to be disclosed. Within a reasonable time prior to such disclosure, the disclosing Party shall consult with the other Parties regarding such disclosure and seek confidential treatment for such disclosure to the extent reasonably requested by the other Parties.

11.2	保密期限

Term of Confidentiality

各方同意，不论本协议是否变更、解除或终止，本协议第11条将持续有效。

The Parties agree that Article 11 of this Agreement shall survive the alteration, rescission or termination of this Agreement.

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第12条 通知条款

Article 12               NOTICES

12.1	通知方式

Methods of Notice

任何与本协议有关的由一方发送给其他方的通知、仲裁文书或其他性质的司法文书或其他通讯往来（“通知”）应当采用书面形式（包括但不限于信函、电子邮件）。为送达通知之目的，各方的联系信息见本协议附录五。

Any notice, arbitration documents or other judicial instruments or other communication (the “Notice”) sent by a Party to the other Parties in connection with this Agreement shall be in writing (including but not limited to letters and emails). For the purpose of service of the Notice, the contact information of the Parties is set forth in Schedule 5 hereto.

12.2	送达

Service

上款规定的各种书面通知以下列方式确定其送达时间：

The written Notice mentioned in the preceding paragraph shall be deemed to have been served by the following ways:

(1)	若面呈的通知在被通知人签收时视为送达，被通知人未签收的不得视为有效的送达；

when it is signed by the notified person for receipt if the Notice is sent by hand, it shall not be deemed to have been served if it is not signed by the notified person for receipt;

(2)	可以邮寄方式进行的通知均应采用挂号快件或特快专递的方式进行，并在投寄后七（7）日视为已经送达被通知人；或

on the seventh day after posting if the Notice is sent by registered mail or express mail service; or

(3)	任何以电子邮件的方式发出的通知，在通知到达收件方后的第一个工作日视为已有效送达被通知人。

on the first Business Day after the Notice reaches the notified person if the Notice is sent by email.

12.3	更改联系信息

Change of Contact Information

若任何一方的联系信息发生变化（“变动方”），变动方应当在该变更发生后的七（7）日内通知其他方。变动方未按约定及时通知的，变动方应承担由此造成的损失。

In case of any change in the contact information of any Party (the “Changing Party”), the Changing Party shall notify the other Parties within seven (7) days after the change. If the Changing Party fails to notify in a timely manner as agreed, the Changing Party shall bear the losses caused thereby.

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第13条 争议解决

Article 13               DISPUTE RESOLUTION

13.1	适用法律

Governing Law

本协议的订立、效力、执行和解释及未决争议的解决均应适用香港法律。

The formation, validity, execution, interpretation of this Agreement and the settlement of any disputes arising hereunder shall be governed by and in accordance with the Laws of Hong Kong.

13.2	争议解决

Dispute Resolution

13.2.1

凡因本协议所引起的或与之相关的任何争议､纠纷､分歧或索赔，包括本协议的存在､效力､解释､履行､违反或终止，或因本协议引起的或与之相关的任何非合同性争议，均应提交香港国际仲裁中心进行仲裁，并按照提交仲裁通知时有效的《香港国际仲裁中心机构仲裁规则》最终解决。本仲裁条款适用的法律为香港法。仲裁地应为香港。仲裁程序应以普通话来进行。

Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The governing law of this arbitration clause shall be the Laws of Hong Kong. The seat of arbitration shall be Hong Kong. The arbitration shall be conducted in Mandarin.

13.2.2

仲裁裁决是终局的，对各方具有约束力。各方同意受裁决的约束并根据裁决行事。除非仲裁裁决另有规定，仲裁费用和仲裁裁决的执行费用（包括证人费和律师费）由败诉方承担。如果发生任何未决争议以及如果任何未决争议在仲裁之中，除了未决争议涉及事项外，各方应根据本协议继续行使各自其余的权利和履行各自其余的义务。

The arbitration award shall be final and binding on the Parties. The Parties agree to be bound by the award and to act in accordance therewith. Unless otherwise provided in the arbitral award, the costs of arbitration and the enforcement of the arbitral award (including witness fees and attorney’s fees) shall be borne by the losing Party. In the event of any pending dispute and if any pending dispute is under arbitration, except for the matters involved in such pending dispute, the Parties may continue to exercise their respective rights and perform their respective obligations remained hereunder.

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第14条 其他事项

Article 14               MISCELLANEOUS

14.1	可分割性
Severability

14.1.1

如果本协议有任何一条或多条规定根据适用法律或法规在任何方面被裁定为无效、不合法或不可执行，本协议其余规定的有效性、合法性或可执行性不应因此在任何方面受到影响或损害。各方应通过诚意磋商，争取以法律许可以及各方期望的最大限度内有效的规定取代那些无效、不合法或不可执行的规定，而该等有效的规定所产生的商业效果应尽可能与那些无效、不合法或不能强制执行的规定所产生的商业效果相似。

If any one or more provisions of this Agreement are held invalid, illegal or unenforceable pursuant to any applicable Laws and regulations, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with a valid substitute, permitted by Laws, in an acceptable manner to the Parties, in order that the business results of such valid substitute shall be similar to those provisions held to be invalid, illegal or unenforceable to the fullest extent possible.

14.1.2	本协议鉴于条款和各附件和附录应视为本协议的一部分，提及“本协议”时，应理解为包括其各附件和附录。

The whereas clauses and the schedules and exhibits hereto shall be deemed as a part of this Agreement, and references to “this Agreement” shall be construed to include the schedules and exhibits hereto.

14.2	生效、替代和修改

Effectiveness, Replacement and Modification

14.2.1 本协议经各方签字或盖章之日起生效。本协议附件和附录与本协议具有同等效力。若附件或附录与本协议正文的约定有冲突，则以本协议正文为准。本协议未尽事宜，各方另行协商后签订补充合同，补充合同与本协议具有同等法律效力。

This Agreement shall come into force upon the execution of the Parties hereto. The schedules and exhibits of this Agreement shall have the same legal effect as this Agreement. In the event of any contradiction or discrepancy between the schedules and exhibits and this Agreement, this Agreement shall prevail. With respect to the matters not explicitly stated herein, the Parties may enter into a supplementary agreement through amicable negotiation. Such supplementary agreement shall have the same legal effect as this Agreement.

14.2.2	除本协议另有约定外，本协议的修改与变更必须经各方协商一致，以书面形式进行，并由各方签字或盖章之日起生效。

Unless otherwise provided by this Agreement, any amendment to or modification of this Agreement shall be agreed upon by the Parties, conducted in writing and come into force upon the execution date by the Parties hereto.

49

14.2.3

为本次交易变更登记之目的，根据公司注册处的要求或惯例，收购方有权要求其他方另行签署的其他版本的协议。该其他版本协议的内容与本协议内容有冲突或不一致的，则应以本协议为准。

For the purpose of change registration of this Transaction and pursuant to the requirements and usages of the Registrar of Companies, the Buyer shall be entitled to instruct the other Parties to enter into other forms of written agreement. In the event of any contradiction or discrepancy between the terms of such other agreement and this Agreement, this terms of this Agreement shall prevail.

14.3	税费承担

Taxes and Expenses

各方为完成本次交易而发生任何成本和费用，包括但不限于（1）各方根据适用法律就本次交易应申报、缴纳的税款；以及（2）各方及其顾问（包括但不限于法律顾问和财务顾问）开展尽职调查、资产评估、起草交易文件、参与谈判等发生的专业服务费和其他所有用现金支付的费用，均由各方自行承担。为免疑义，除收购方就本次交易应支付的交易总对价之外，收购方将无须就本次交易承担任何额外税负。

Any fees and expenses incurred by the Parties to consummate this Transaction shall be borne by the Parties respectively, including but not limited to (i) Taxes that shall be declared and paid by the Parties in connection with this Transaction in accordance with applicable Laws; (ii) the professional service fees and other out-of-pocket expenses incurred by the Parties and their advisors (including but not limited to legal advisors and financial advisors) for conducting due diligence, asset valuation, drafting of Transaction Documents and participation of negotiations. For the avoidance of doubt, the Buyer shall not bear any additional Taxes in connection with this Transaction other than the payment of the Total Transaction Consideration.

14.4	不放弃

No waiver

除非本协议另有规定，一方未行使或迟延行使本协议项下的权利、权力或特权并不构成放弃这些权利、权力和特权，单一或部分行使这些权利、权力和特权并不排斥行使任何其他权利、权力和特权。本协议中规定的权利和救济是累积的，不排斥适用法律规定的任何其他权利或救济。

Unless otherwise provided in this Agreement, no failure or delay by any Party in exercising any rights, powers or privileges hereunder shall operation as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof. The rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by the applicable Laws.

14.5	完整协议

Entire Agreement

本协议及其他交易文件规定了各方就本协议所拟议事项达成的全部谅解和协议，并取代各方在签署日之前就本协议所拟议事项所达成的所有书面及口头协议和承诺。

This Agreement and other Transaction Documents represent all the understandings and agreements among the Parties with respect to the subject matter contemplated by this Agreement and supersede all prior agreements and covenants, either written or oral, among the Parties with respect to the subject matter contemplated hereby.

50

14.6	语言和副本

Languages and Counterparts

14.6.1	本协议以中文和英文两种文字书就。当发生中文和英文所表述的内容不一致的情形时，应以中文内容为准。

This Agreement is written in Chinese and English; in case of any inconsistency between the two versions, the Chinese version shall prevail.

14.6.2	本协议可签署多份，每份具有同等效力。各方以电子邮件确认并交换的且以PDF格式存储的本协议之签署文本电子版应视为原件，可单独作为本协议成立和生效的证据。

This Agreement may be executed in multiple counterparts. Each counterpart shall have the same legal effect. The electronic version of any executed counterpart of this Agreement exchanged by e-mail, confirmed by the Parties and stored in PDF format shall be regarded as an original hereof and may be used as the evidence of the execution and effectiveness of this Agreement.

（本页以下特意留空）

(The remainder of this page has been intentionally left blank)

51

有鉴于此，本《股权转让框架协议》已由以下签署方自行或经其合法授权代表于文首所书之日有效签署。以昭信守。

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by themselves or their respective authorized officers as of the date first written above.

由Chenlong Tan作为授权代表，代表             )                                            (盖章)

By Chenlong Tan as an authorized representative，on behalf of’

                        (seal)

iPOWER INC.	)

于下列见证人面前	)
In the presence of the following witness

以契据形式签立并盖章	)	/s/ Chenlong Tan
Signed and sealed in the form of a deed		Chenlong Tan

见证人：

witness

   /s/ Kevin Vassily

姓名(Name)：

职务(Title)：

地址(Address)：

52

有鉴于此，本《股权转让框架协议》已由以下签署方自行或经其合法授权代表于文首所书之日有效签署。以昭信守。

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by themselves or their respective authorized officers as of the date first written above.

由李瓒宇作为授权代表，代表              )                                                       (盖章)

By LI Zanyu] as an authorized representative，on behalf of          (seal)

White Cherry Limited	)

于下列见证人面前	)
In the presence of the following witness

以契据形式签立并盖章	)	/s/ Li Zanyu
Signed and sealed in the form of a deed		李瓒宇LI Zanyu

见证人：

Witness

    /s/ Zhao Lei

姓名(Name)：

职务(Title)：

地址(Address)：

53

有鉴于此，本《股权转让框架协议》已由以下签署方自行或经其合法授权代表于文首所书之日有效签署。以昭信守。

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by themselves or their respective authorized officers as of the date first written above.

由李瓒宇作为授权代表，代表             )                                                      (盖章)

By LI Zanyu] as an authorized representative，on behalf of        (seal)

Anivia Limited	)

于下列见证人面前	)
In the presence of the following witness

以契据形式签立并盖章	)	/s/ Li Zanyu
Signed and sealed in the form of a deed		李瓒宇LI Zanyu

见证人：

Witness

    /s/ Zhao Lei

姓名(Name)：

职务(Title)：

地址(Address)：

54

有鉴于此，本《股权转让框架协议》已由以下签署方自行或经其合法授权代表于文首所书之日有效签署。以昭信守。

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by themselves or their respective authorized officers as of the date first written above.

由李瓒宇作为授权代表，代表             )                                                      (盖章)

By LI Zanyu] as an authorized representative，on behalf of        (seal)

Fly Elephant Limited	)

于下列见证人面前	)
In the presence of the following witness

以契据形式签立并盖章	)	/s/ Li Zanyu
Signed and sealed in the form of a deed		李瓒宇LI Zanyu

见证人：

Witness

    /s/ Zhao Lei

姓名(Name)：

职务(Title)：

地址(Address)：

55

有鉴于此，本《股权转让框架协议》已由以下签署方自行或经其合法授权代表于文首所书之日有效签署。以昭信守。

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by themselves or their respective authorized officers as of the date first written above.

由李瓒宇                                                                                    L.S.

By LI Zanyu

于下列见证人面前	)
In the presence of the following witness

以契据形式签立并盖章	)	/s/ Li Zanyu
Signed and sealed in the form of a deed		李瓒宇LI Zanyu

见证人：

Witness

    /s/ Zhao Lei

姓名(Name)：

职务(Title)：

地址(Address)：

56

有鉴于此，本《股权转让框架协议》已由以下签署方自行或经其合法授权代表于文首所书之日有效签署。以昭信守。

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by themselves or their respective authorized officers as of the date first written above.

由李瓒宇作为授权代表，代表                         )                                               (盖章)

By LI Zanyu as an authorized representative，on behalf of               (seal)

大合手（深圳）信息科技有限公司	)

于下列见证人面前	)
In the presence of the following witness

以契据形式签立并盖章	)	/s/ Li Zanyu
Signed and sealed in the form of a deed		李瓒宇LI Zanyu

见证人：

Witness

    /s/ Zhao Lei

姓名(Name)：

职务(Title)：

地址(Address)：

57

有鉴于此，本《股权转让框架协议》已由以下签署方自行或经其合法授权代表于文首所书之日有效签署。以昭信守。

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by themselves or their respective authorized officers as of the date first written above.

由李瓒宇作为授权代表，代表                         )                                               (盖章)

By LI Zanyu as an authorized representative，on behalf of               (seal)

大合手（深圳）信息科技有限公司	)

于下列见证人面前	)
In the presence of the following witness

以契据形式签立并盖章	)	/s/ Li Zanyu
Signed and sealed in the form of a deed		李瓒宇LI Zanyu

见证人：

Witness

    /s/ Zhao Lei

姓名(Name)：

职务(Title)：

地址(Address)：

58

有鉴于此，本《股权转让框架协议》已由以下签署方自行或经其合法授权代表于文首所书之日有效签署。以昭信守。

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by themselves or their respective authorized officers as of the date first written above.

由谢靖                                                                              L.S.

By XIE Jing

于下列见证人面前	)
In the presence of the following witness

以契据形式签立并盖章	)	/s/ Xie Jing
Signed and sealed in the form of a deed		谢靖 XIE Jing

见证人：

Witness

    /s/ Zhao Lei

姓名(Name)：

职务(Title)：

地址(Address)：

59

附录一：                大合手股权结构

Exhibit 1.              Shareholding Structure of Daheshou

姓名 Name	证照号码 ID Number	实际持有的大合手注册资本额 （人民币：万元） Actual Amount of Registered Capital in Daheshou (RMB: Million)	实际持有的大合手股权比例 Actual Percentage of Shares in Daheshou
李瓒宇 LI Zanyu	XXXXXXXXXXX	99	99%
谢靖 XIE Jing	XXXXXXXXXXX	1	1%
合计 Total		100	100%

60

附录二：                集团公司（不包括大合手）股权结构

Exhibit 2.               Shareholding Structures of Group Companies (excluding Daheshou)

第一部分：集团公司（不包括大合手）在本协议签署日的股权结构

Part 1: Shareholding Structures of Group Companies (other than Daheshou) Before the Execution Date of this Agreement

（1）	目标公司在本协议签署日的股权结构：

Shareholding Structure of Target Company on the Execution Date of this Agreement

股东 Shareholder	股份类别及数量 Class and Number of Shares	股份比例 Percentage
White Cherry Limited	50,000普通股 50,000 Ordinary Shares	100%
合计 Total	50,000普通股 50,000 Ordinary Shares	100%

（2）	香港公司在本协议签署日的股权结构：

Shareholding Structure of HK Company on the Execution Date of this Agreement

股东 Shareholder	股份类别及数量 Class and Number of Shares	股份比例 Percentage
目标公司 Target Company	10,000普通股 10,000 Ordinary Shares	100%
合计 Total	10,000普通股 10,000 Ordinary Shares	100%

（3）	WFOE在本协议签署日的股权结构

Shareholding Structure of WFOE on the Execution Date of this Agreement

股东 Shareholder	实际持有的注册资本额 （人民币：万元） Actual Amount of Registered Capital (RMB: Million)	实际持有的 股权比例 Actual Percentage of Shares
香港公司 HK Company	100	100%
合计 Total	100	100%

61

第二部分：集团公司（不包括大合手）在交割日紧邻交割完成之后的股权结构

Part 2: Shareholding Structures of Group Companies (other than Daheshou) Immediately After the Closing Date

（1）	目标公司在交割日紧邻交割完成之后的股权结构：

Shareholding Structure of Target Company Immediately After the Closing Date

股东 Shareholder	股份类别及数量 Class and Number of Shares	股份比例 Percentage
收购方 Buyer	50,000普通股 50,000 Ordinary Shares	100%
合计 Total	50,000普通股 50,000 Ordinary Shares	100%

（2）	香港公司在交割日紧邻交割完成之后的股权结构

Shareholding Structure of HK Company Immediately After the Closing Date

股东 Shareholder	股份类别及数量 Class and Number of Shares	股份比例 Percentage
目标公司 Target Company	10,000普通股 10,000 Ordinary Shares	100%
合计 Total	10,000普通股 10,000 Ordinary Shares	100%

（3）	WFOE在交割日紧邻交割完成之后的股权结构

Shareholding Structure of WFOE Immediately After the Closing Date

股东 Shareholder	实际持有的注册资本额 （人民币：万元） Actual Amount of Registered Capital (RMB: Million)	实际持有的 股权比例 Actual Percentage of Shares
香港公司 HK Company	100	100%
合计 Total	100	100%

62

附录三：                核心员工

Exhibit 3.               Key Employees

姓名 Name	证照号码 ID Number	职务 Title
李瓒宇 LI Zanyu	XXXXXXXXXXX	【总经理】 [General Manager]

63

附录四：                集团公司知识产权

Exhibit 4.               Intellectual Property of Group Company

编号 NO.	登记著作权人 Registered Copyright Owner	软件名称 Software Name	版本号Version NO.	登记号 Registration Number	登记日期 Registration Date	首次发布日期 Date of First Release
1.	大合手（深圳）信息科技有限公司	跨境电商云服务平台	V1.0	2020SR0175098	2020-02-25	2019-10-18
2.	大合手（深圳）信息科技有限公司	跨境电商支付安全管理系统	V1.0	2020SR0175106	2020-02-25	2019-09-20
3.	大合手（深圳）信息科技有限公司	跨境电商进销存管理系统	V1.0	2020SR0168523	2020-02-24	2019-12-12
4.	大合手（深圳）信息科技有限公司	跨境电商B2B平台	V1.0	2020SR0168402	2020-02-24	2019-11-21
5.	大合手（深圳）信息科技有限公司	大合手搜索系统	V1.0	2019SR0066642	2019-01-18	2018-10-25
6.	大合手（深圳）信息科技有限公司	大合手网络交易管理系统	V1.0	2019SR0066636	2019-01-18	2018-11-24
7.	大合手（深圳）信息科技有限公司	大合手大数据管理平台	V1.0	2019SR0066613	2019-01-18	2018-11-20
8.	大合手（深圳）信息科技有限公司	大合手ERP内部管理系统	V1.0	2019SR0066609	2019-01-18	2018-11-30
9.	大合手（深圳）信息科技有限公司	大合手店铺管理软件	V1.0	2019SR0066594	2019-01-18	2018-11-25
10.	大合手（深圳）信息科技有限公司	大合手跨境O2O系统	V1.0	2019SR0065946	2019-01-18	2018-10-30
11.	大合手（深圳）信息科技有限公司	大合手广告管理系统	V1.0	2019SR0065162	2019-01-18	2018-10-27
12.	大合手（深圳）信息科技有限公司	大合手购物客户端系统	V1.0	2019SR0064803	2019-01-18	2018-11-04

64

附录五：                各方的联系信息

Exhibit 5.               Contact Information of the Parties

签署方 Signed Party	联系地址 Address	电话 Telephone	联系人Attention	邮箱 Email
收购方 Buyer	2399 Bateman Ave., Irwindale, CA 91010	6268637344	Lawrence Tan	mna@meetipower.com
出售方/管理层股东 Seller/Management Shareholders	深圳市南山区粤海街道大冲社区华润置地大厦C座3604	18312562127	Zanyu Li	sam.l@dhssys.com
目标公司/香港公司/WFOE/大合手（交割前） Target Company/HK Company/ WFOE/Daheshou (Before the Closing)	深圳市南山区粤海街道大冲社区华润置地大厦C座3604	18312562127	Zanyu Li	sam.l@dhssys.com
目标公司/BVI公司/香港公司/WFOE/大合手（交割后） Target Company/HK Company/ WFOE/Daheshou(After the Closing)	2399 Bateman Ave., Irwindale, CA 91010	6268637344	Lawrence Tan	mna@meetipower.com

65

附件一：                期票的格式与内容

Schedule 1.         Form and Content of the Promissory Note

66

附件二： 披露函 （如需）

Schedule 2.                   Disclosure Schedule (if necessary)

67